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                                                                 EXHIBIT 4(g)(i)

                         FINANCE AND SECURITY AGREEMENT


BETWEEN: ITT COMMERCIAL FINANCE CORP., a Nevada corporation, whose address is 8251 Maryland Avenue, Clayton, Missouri 63105 ("ITT")

AND: FUQUA INDUSTRIES, INC., a Delaware corporation ("Fuqua"), individually, and on behalf of SNAPPER ("Snapper"), a division thereof, whose addresses are set forth herein.

EFFECTIVE DATE:           October 23, 1992

         1.      RECITALS

                 Snapper has requested that ITT, doing business under the name "Snapper Finance Company," provide wholesale inventory financing to distributors of Snapper Products, and also provide a finished inventory and parts revolving line of credit to Snapper. ITT has agreed to provide such financing to such distributors and Snapper, subject to the terms and conditions of this Agreement.

         2.      DEFINITIONS

                 Terms defined in this Agreement shall have initial capital letters. Those terms are defined above, in this Section 2, and elsewhere in this Agreement. All financial and accounting terms used herein and not otherwise defined, shall be defined in accordance with GAAP.

         Accounts.   The term "Accounts" shall have the meaning given to that
term in the Uniform Commercial Code as set forth in the Missouri Revised Statutes, as amended from time to time, and, to the extent not included therein, shall also mean all leases, contract rights, and choses in action, including any lien or other security interest that secures or may secure any of the foregoing, plus all books, invoices, documents and other records in any form evidencing or relating to any of the foregoing, whether now owned or hereafter acquired by Snapper.

         Account Debtor.   The term "Account Debtor" shall mean any Person who
is or may become obligated under, with respect to, or on account of, an Account, General Intangible, Instrument, Document or other item of Collateral.

         Affiliates.   The term "Affiliates" shall mean: (i) any individual who
is an officer, director or managing agent of Fuqua (collectively, the "Affiliated Individuals"); and (ii) any person who directly or indirectly controls, is controlled by, or is under common control or ownership with, Fuqua. For the purposes of this definition, the term "control" shall mean the ownership of 10% or more of the beneficial interest in the entity being referred to.

         Agreement.   The term "Agreement" shall mean this Finance and Security
Agreement, and any amendments hereto.

         Availability Certificate.   The term "Availability Certificate" shall
mean a certificate substantially in the form of Exhibit 4.1 attached hereto or such other similar form as may be required or approved by ITT from time to time.

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         Business.   The term "Business" shall mean the manufacture and/or sale of lawn, garden or outdoor power equipment and other products by Snapper.

         Business Day. The term "Business Day" shall mean any day other than Saturdays, Sundays, legal holidays designated by Federal law, and any other day on which ITT's office is closed.

        Chattel Paper, Documents, General Intangibles, Goods and Instruments. The terms "Chattel Paper," "Documents," "Fixtures," "General Intangibles, "Goods," and "Instruments" shall have the meanings given to those terms in the Uniform Commercial Code as set forth in the Missouri Revised Statutes, as amended from time to time.

         Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         Collateral. The term "Collateral" shall mean all items described in Sections 5.1 and 5.2.

         Controlled Group. The term "Controlled Group" shall mean all members of a controlled group of corporations and all trades or business (whether or not incorporated) under common control which, toqether with Fuqua, are treated as a single employer under Section 414(c) of the Code.

         Default Interest Rate. The term "Default Interest Rate" shall have the meaning set forth in Section 3.10.

         Distributor. The term "Distributor" means a wholesale distributor of Snapper Products.

         Distributor Documents. The term "Distributor Documents" means all Records, agreements, certificates, contracts, guaranties, mortgages, security agreements, financing statements, instruments and other documents of any kind, and all rights thereunder, relating to the wholesale inventory financing of Snapper Products for any Distributor by Snapper or ITT.

         Distributor Loans. The term "Distributor Loans" means all open account advances made by Snapper to any of the Distributors and reflected in the Distributor Receivables, and any subsequent advances made by ITT to any Distributor after the Effective Date.

         Distributor Receivables. The term "Distributor Receivables" shall mean all Accounts owed by the Distributors to Snapper in respect of Snapper Products as of the Effective Date which are being sold to ITT pursuant to this Agreement.

         Effectivo Date. The term "Effective Date" shall mean the date set forth in the heading on page 1.

         Eligible Dealer Accounts. The term "Eligible Dealer Accounts" shall mean 100% of any Account arising from sales by any Distributor to any of its dealers of new and unused Snapper Inventory, solely to the extent that such accounts do not otherwise constitute Ineligible Dealer Accounts.

         Eligible Inventory. The term "Eligible Inventory" shall mean Inventory, other than parts, less any amount reserved on Snapper's or a Snapper


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Subsidiary's books for surplus or obsolescence, consisting of factory whole goods or accessories held for sale by Snapper or such Snapper Subsidiary that meet all of the following specifications:

                      Documents. If it is represented or covered by documents of title, Snapper or such Snapper Subsidiary is the owner of the documents free of all tax liens and other liens, encumbrances and security interests except the Excepted Liens.

                      Location.  It is stored at one of the locations listed in
                      Exhibit 7.21, or such other locations in the United States of which Snapper or such Snapper Subsidiary has given ITT notice, and is in the possession or control of Snapper or such Snapper Subsidiary. If it is located on leased premises, ITT has received a landlord's waiver of rights with respect to such Inventory. If it is held by a bailee, warehouseman or similar party, ITT shall have received from such bailee, warehouseman or similar party such acknowledgments of ITT's lien, warehouse receipts or other agreements, each in form and substance acceptable to ITT, as ITT may require in its reasonable discretion.

                      Miscellaneous. It is new and unused, and it has not, in ITT's good faith judgment, been materially reduced in market value by reason of age, obsolescence, surplus or other factors.

                      Ownership. It is owned by Snapper or such Snapper Subsidiary, free of all tax liens and other liens, encumbrances and security interests except the Excepted Liens, and ITT has a perfected first security interest therein.

                      Other Financing. No financing statement is on file covering such item or the products or proceeds thereof except for ITT's financing statement.

                      WIP.  It is not work-in-process.

         Eligible Parts. The term "Eligible Parts" shall mean parts sold by Snapper as replacement parts for its finished Inventory, less any amount reserved on Snapper's books for surplus or obsolescence, and that meet all the following specifications:

                 Documents. If it is represented or covered by documents of title, Snapper is the owner of the documents free of all tax liens and other liens, encumbrances and security interests except the Excepted Liens.

                 Location.  It is stored at one of the locations listed in
                 Exhibit 7.21, or such other locations in the United States of which Snapper has given ITT notice, and is in the possesion or control of Snapper. If it is located on leased premises, ITT has received a landlord's waiver of rights with respect to such Inventory. If it is held by a bailee, warehouseman or similar party, ITT shall have received from such bailee, warehouseman or similar party such acknowledgments of ITT's lien, warehouse receipts or other agreements, each in form and substance acceptable to ITT, as ITT may require in its reasonable discretion.

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                 Miscellaneous.  It is new and unused, and it has not, in ITT's good faith judgment, been materially reduced in market value by reason of age, obsolescence, surplus or other factors.

                 Ownership. It is owned by Snapper, free of all tax liens and other liens, encumbrances and security interests except the Excepted Liens, and ITT has a perfected first security interest therein.

                 Other Financinq. No financing statement is on file covering such item or the products or proceeds there of except for ITT's financing statement.

                 WIP.  It is not work-in-process.

         Environmental Laws. The term "Environmental Laws" shall mean the Resource Conservation and Recovery Act, as amended, the Toxic Substance Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Solid Waste Disposal Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and any comparable federal or state statutes, now existing or later enacted, or any regulation promulgated under any of such federal or state statutes relating to the protection of the environment.

         Equipment. The term "Equipment" shall have the meaning as given to that term in the Uniform Commercial Code as set forth in the Missouri Revised Statutes, as amended from time to time, and, to the extent not included therein, shall also mean all equipment, machinery, trade fixtures, furnishings, furniture, supplies, materials, tools, machine tools, office equipment, appliances, apparatus, parts and all attachments, replacements, substitutions, acceasions, additions and improvements to any of the foregoing.

         ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         Event of Default. The term "Event of Default" shall have the meaning set forth in Section 9.

         Excepted Liens. The term "Excepted Liens" shall mean: (a) liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate action and as to which adequate reserves shall have been set aside in conformity with GAAP;(b) liens of mechanics, materialmen, landlord, warehousemen, carriers and similar liens arising in the future in the ordinary course of business for sums not yet delinquent or being contested in good faith, if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor; (c) liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security, and similar items for sums not yet delinquent or being contested in good faith, if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor; (d) lesor's liens arising from operating leases entered into in the ordinary course of business; (e) liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings, appropriate reserves have been established therefor in accordance with GAAP, and so long as execution is stayed on all judgments resulting from any such proceedings; (f) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements,


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licenses, restrictions on the use of property or minor imperfections in title there to which, in the aggregate, are not material in amount and which do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the Business; (g) liens securing Indebtedness incurred for the payment of all or any part of the purchase price of any real property and fixed assets, and any renewals, extensions or refinancings thereof; (h) liens upon the real property of Fuqua used in the Business and located at 535 Macon Road, McDonough, Georgia that are expressly permitted by the Deed to Secure Debt and security Agreement in favor of ITT relating to such real property; (i) liens and security interest existing on the Effective Date and set forth on Exhibit 7.5 hereto; and (j) liens in favor of ITT granted hereunder.

         Funding Date. The term "Funding Date" shall mean each date on which a Loan or disbursement of Distributor Loan proceeds is funded hereunder.

         GAAP. The abbreviation "GAAP" shall mean generally accepted accounting principles, consistently applied.

         Hazardous Substances. The term "Hazardous Substances" shall mean any and all hazardous or toxic substances, materials or wastes as defined or listed under the Environmental Laws.

         Indebtedness. The term "Indebtedness" shall mean any sum for borrowed money owed by Fuqua to any entity or person.

         Ineligible Dealer Accounts The term "Ineligible Dealer Accounts" shall mean any of the following, as determined by ITT in its reasonable discretion:

                 (a)      Accounts which are past due by more than 90 days;

                 (b) all Accounts of any Account Debtor if fifty percent (50%) or more of the aggregate outstanding balance of all such Account Debtor's accounts shall be described in clause (a) above;

                 (c) Accounts with respect to which the Account Debtor is an officer, employee, agent, parent, subsidiary or affiliate of the Distributor or is related or has common shareholders, officers or directors with the Distributor;

                 (d)      consignment sales;

                 (e) Accounts with respect to which the payment by the Account Debtor is or may be conditional (other than by reason of the normal return policy of the Distributor creating such account) or subject to any right of offset, counterclaim or other reduction, to the extent of such offset, counterclaim or reduction;

                 (f) Accounts with respect to which (i) the Account Debtor is not a commercial or institutional entity, or (ii) the Account Debtor is not a resident (if an individual) or incorporated or chartered in (if a corporation) North America;

                 (g) Accounts with respect to which, and to the extent that, the representations provided in Section 7.23(a), (b) and (c), if applied to such account, would not be true and correct, whether or not such representation is, or is not, within the best of Snapper's knowledge;

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                 (h)      Accounts which represent goods purchased for a
         personal, family or household purpose;

                 (i) Accounts with respect to which the Account Debtor is not Solvent.

                 (j) Accounts with respect to which the Account Debtor is in default of any material provision of the financing or security agreement governing such Account, including, without limitation, Accounts paid with checks returned and marked Insufficient Funds, Accounts relating to Inventory sold out of trust, or Accounts which are otherwise in dispute and in each case not resolved within 90 days;

         Inventory. The term "Inventory" shall have the meaning given to that term in the Uniform Commercial Code as set forth in the Missouri Revised Statutes, as amended from time to time, and, to the extent not included therein, shall also mean all of Snapper's inventory, goods, merchandise, materials, finished goods, whole goods, work-in-process, component materials, packaging, shipping materials, Parts and other tangible personal property, now owned or hereafter acquired and held for sale or which contribute to the finished products or the sale, promotion, storage and shipment thereof, whether located at facilities owned or leased by Snapper, or in the course of transport to or from facilities owned or leased by Snapper.

         Inventory Credit Limit. The term "Inventory Credit Limit" shall have the meaning set forth in Section 3.2(a).

         Inventory Line of Credit. The term "Inventory Line of Credit" shall mean the revolving credit facility described in Section 3.2.

         Inventory Loan. The term "Inventory Loan" shall have the meaning set forth in Section 3.2(a).

         Loan. The term "Loan" shall mean any advance made to Snapper pursuant to the Inventory Line of Credit or any Distributor Loan.

         Loan Documents. The term "Loan Documents" shall mean all documents executed by Fuqua and/or Snapper and all documents otherwise executed for the benefit of ITT in connection herewith. The term "Loan Documents" includes, but is not limited to, this Agreement, all financing statements, all pledges, mortgages, deeds of trust, leasehold mortgages, security agreements, guaranties, assignments, subordination agreements, and any future or additional documents or writings executed under the terms of this Agreement or any amendments or modifications hereto.

         Maturity Date. The term "Maturity Date" shall mean October 23, 1995, and any extension thereof pursuant to Section 11.22.

         Obligations. The term "Obligations" shall mean all obligations to pay to ITT: (a) any and all sums due ITT under this Agreement, including without limitation, the Inventory Line of Credit, and required repayment of the Proceeds Balance, and the guaranty set forth in Sections 3.6, or under the terms of any of the other Loan Documents; (b) any and all sums reasonably advanced by ITT to preserve or protect the Collateral or the value of the Collateral or to preserve, protect, or perfect ITT's security interests in the
Collateral: (c) in the event of any proceeding to enforce the collection of





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the Obligations after an Event of Default, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or expenses of any exercise by ITT of its rights, together with reasonable attorneys' fees, expenses of collection and court costs, as provided in the Loan Documents; and (d) any other indebtedness or liability of Snapper or Fuqua to ITT, whether direct or indirect, absolute or contingent, now or hereafter arising, as provided in the Loan Documents.

         PBGC. The term "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Pension Plan. The term "Pension Plan" shall mean an "employee pension benefit plan" (as such term is defined in ERISA) from time to time maintained by Snapper or a member of the Controlled Group.

         Person. The term "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

         Plan. The term "Plan" shall mean, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under section 412 of the Code and is either (a) maintained by Fuqua or any member of a Controlled Group for employees of Fuqua or any member of such Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Fuqua or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         Portfolio Purchase Price. The term "Portfolio Purchase Price" shall have the meaning set forth in Section 3.3(a).

         Prime Rate. The term "Prime Rate" shall mean a fluctuating interest rate per annum equal to the rate of interest announced publicly from time to time (whether or not charged in each instance) by The Chase Manhattan Bank (National Association), New York, New York (or any successor thereof) as the bank's prime, base, or general reference rate. Each change in the Prime Rate shall become effective, without notice to Snapper, on the effective date of each such change. Should the banks listed above discontinue the practice of announcing or publishing a Prime Rate during the term of this Agreement, the Prime Rate used during the remaining term of this Agreement shall be that interest rate or other general reference rate then in effect at such bank or at another comparable bank, which, in the reasonable judgment of ITT, most effectively approximates the initial definition of the "Prime Rate." Fuqua and Snapper acknowledge that the bank listed above may extend credit at rates of interest less than the Prime Rate.

         Proceeds Balance. The term "Proceeds Balance" shall have the meaning set forth in Section 3.3(c).

         Receivables. The term "Receivables" shall mean all of Snapper's cash, Instruments, Documents, Chattel Paper, notes, notes receivable, General Intangibles, drafts, acceptances, choses in action, or payments due from any Account Debtor, whether now existing or hereafter created or acquired, and all proceeds and products thereof, and all rights thereto, arising from the sale of or providing of Inventory, goods or services by Snapper to Distributors, as





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well as all rights of any kind of Snapper to receive payment or credit from any person.

         Records. The term "Records" shall mean correspondence, memoranda, tapes, disks, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language.

         Snapper Equipment. The term "Snapper Equipment" means Equipment used primarily in the conduct of the Business, and includes, without limitation, each of the items listed in Exhibit 5.1, and any item of Equipment now or hereafter located in any of the locations listed in Section 7.21, even if its use in the Business ceases, or if it is hereafter moved from such locations.

         Snapper Products. The term "Snapper Products" shall mean the lawn, garden and outdoor power equipment and other products manufactured and/or sold by Snapper.

         Snapper Subsidiaries. The term "Snapper Subsidiaries" shall mean any and all domestic Subsidiaries of Fuqua which is primarily used in the domestic operation of the Business or in the sale of Snapper Products.

         Solvent. The term "Solvent" shall mean, when used with respect to any Person, that: (a) the present fair saleable value of such Person's assets is in excess of the total amount of such Person's liabilities; (b) such Person is able to pay its debts as they generally become due; and (c) such Person does not have unreasonably small capital to carry on such Person's business as therefore operated and all businesses in which such Person is about to engage.

         Subsidiaries. The term "Subsidiaries" shall mean any corporation in which Fuqua owns or controls greater than 50% of the voting securities, or any partnership or joint venture in which Fuqua owns or controls greater than 50% of the aggregate equitable interest.

         Total Outstandings. The term "Total Outstandings" shall mean, as of any date, the sum of the then current Proceeds Balance, plus the then current outstanding principal balance of all Inventory Loans.

         3.      TERMS OF THE CREDIT FACILITIES

                 3.1 Total Outstandings. Unless ITT shall, in its sole discretion, elect to provide such additional funding, in no event shall Total Outstandings at any time exceed the lesser of (a) $75,000,000 or (b) 80% of the then current aggregate outstanding principal balance of all Distributor Loans; provided, however, that the limitation set forth in clause (a) above shall be automatically increased to $100,000,000 (or such higher amount as may be agreed by the parties from time to time) once during each calendar year for the period that commences on the first date in such calendar year that the Total Outstandings exceed $75,000,000 and ending on that date which is forty-five
(45) days after the first date in such calendar year that the Total Outstandings exceeds $78,750,000. At the end of such forty-five (45) day period, the Total Outstandings in excess of $75,000,000 shall not, subject to the limitation set forth in clause (b) above, constitute an Over-Advance and may remain outstanding, subject to the terms of Section 3.7 hereof, until repaid pursuant to Section 3.12 hereof.

                 3.2      Inventory Loans.

                          (a) Inventory Line of Credit. ITT agrees to lend to Snapper on a revolving basis from the Effective Date until the Maturity





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         Date such sums as Snapper may from time to time request ("Inventory
         Loans"), not to exceed at any time the smallest of (i) $10,000,000,
         (ii) the sum of 75% of Snapper's or a Snapper Subsidiary's Eligible Inventory, and 50% of Snapper's Eligible Parts, in each case measured at cost or market value, whichever is lower, as determined on a "first-in, first-out" basis, and (iii) 15% of the aggregate outstanding principal amount of the then current Total Outstandings (after giving effect to the Inventory Loans then being contemplated). Such maximum amount is called the "Inventory Credit Limit". Within such limitation, Snapper may borrow, repay and reborrow under the Inventory Line of Credit subject to the continued observance by Snapper and Fuqua of the terms and conditions hereof.

                          (b) Inventory Loan Interest. All Inventory Loans shall bear interest at a fluctuating rate per annum that shall vary depending upon the Prime Rate in effect from time to time, in accordance with the following schedule:


                  If the Prime Rate                 The rate per annum
                  shall be:                         shall be:
                  --------                          --------

                  less than 7%                      Prime Rate + 1.25%
                  7% - 7.4%                         Prime Rate + 1.00%
                  7.5% or greater                   Prime Rate + .75%

         Interest shall be computed on the basis of the actual days elapsed and a year of 360 days, even if the Prime Rate is based upon a 365-day year. Interest for each calendar month shall be due and payable to ITT by Snapper as of the first day of the nest succeeding month, and, at ITT's option, may be debited to Snapper's Loan Account Ledger.

                          (c) Mandatory Prepayment. In addition to other required payments, Snapper shall immediately pay ITT whatever sums may be necessary from time to time to remain in compliance with the Inventory Credit Limit, as it may change from time to time, including, without limitation, as a result of any item no longer being deemed an item of Eligible Inventory or Eligible Parts.

                 3.3      Distributor Loans.

                          (a) Existing Portfolio. ITT agrees to purchase, and Fuqua agrees to sell, as of the Effective Date, all Snapper's right, title and interest in and to all its Distributor
         Receivables and all Distributor Documents, for an aggregate purchase price equal to (i) the aggregate unpaid principal balance thereof; MINUS (ii) all collected but unapplied funds relating to the Distributor Receivables; in each case all calculated as of the Effective Date (the "Portfolio Purchase Price"). Such purchase shall be with full recourse against Fuqua, except as limited by Section 10.6 hereof.

                          (b) Subsequent Advances. During the term of this Agreement ITT shall, pursuant to the terms and conditions of the Distributor Documents, extend wholesale inventory financing to the Distributors in order to enable the Distributors to purchase Snapper Product from Snapper. In connection therewith, Snapper shall, upon receipt of a purchase order from any Distributor, promptly send to ITT Snapper's invoice to Distributor reflecting the Snapper Product being purchased, the





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         wholesale invoice price thereof, and such other information as ITT may from time to time reasonably request, to ITT. Snapper acknowledges that ITT shall have made a Distributor Loan to a Distributor in an amount equal to the wholesale invoice price of Snapper Product ordered by such Distributor upon ITT's acceptance of the invoice relating thereto, notwithstanding any deferral by ITT in the payment of the proceeds of such Distributor Loan to Snapper pursuant to clause (c) below. By delivery of an invoice Snapper warrants the following:

                                  (i) That it transfers to the Distributor all right, title and interest in and to the Snapper Product so described contingent upon ITT's approval to finance the transaction;

                                  (ii)     That Snapper's title to the Snapper
                 Product is free and clear of all liens and encumbrances, other than those to ITT, when transferred to the Distributor;

                                  (iii)    That the Snapper Product is in
                 salable condition, free of any material defects;


                                  (iv)     That the Snapper Product is the
                 subject of a bona fide order by the Distributor placed with and accepted by Snapper and such Distributor has consented to the financing of the transaction by ITT; and

                                  (v)      That the Snapper Product subject to
                 the transaction has been shipped to the Distributor not more than 10 days prior to the original invoice date for such Snapper Product (excluding redated or rebilled invoices).

         In no event shall ITT be obligated to extend inventory financing to any Distributor (A) in material default of its obligations under the Distributor Documents, (B) which is the subject of any bankruptcy proceeding or which is not Solvent, or (C) whose credit history with Snapper or ITT includes repeated material defaults. This Agreement represents financing accommodations between ITT and Snapper only, and shall not create any third party beneficiary rights in any other party, including any Distributor.

                          (c) Proceeds Disbursement. To induce ITT to acquire the Distributor Portfolio, and to make additional Distributor Loans, and to provide a reserve against Snapper's and Fuqua's obligations hereunder, Snapper agrees that ITT may defer paying the proceeds of the Portfolio Purchase Price, and the proceeds of subsequent Distributor Loans made by ITT, until a Request (as defined in section 4.1) is made by Snapper for payment thereof, subject to satisfaction of the following payment conditions: The cumulative amount of all such proceeds paid to, and retained by, Snapper, minus the cumulative amount of all principal repayments of Distributor Loans received by ITT, is called the "Proceeds Balance." In no event shall the Proceeds Balance at any time exceed the sum of:

                                  (i)      80% of all net and unused Snapper
                 Product in the possession of each Distributor ("Distributor Inventory"), as measured by the wholesale invoice price thereof; and





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

                                  (ii)     25% of all Eligible Dealer Accounts
                 owed to each Distributor by its dealers, reflecting sales of Snapper Product by the Distributors to such dealers, up to an amount equal to the lesser of $10,000,000 and 10% of Total Outstandings (after giving effect to the proceeds payment then being contemplated).

         In addition to other required payments, Snapper shall immediately repay ITT whatever Distributor Loan proceeds may be necessary to keep the Proceeds Balance in compliance with the limitations set forth above, as such limit may change from time to time, including, without limitation, as a result of any amount no longer being deemed an Eligible Dealer Account.

         Within such limitation, Snapper may request such proceeds, in increments of not less than $1,000,000, and may return such proceeds to reduce Snapper's interest obligations under clause (d) below, and re-request such proceeds, at any time or from time to time.

                          (d) Floorplan Program Terms The terms of all Distributor Loans, whether acquired by ITT on the Closing Date pursuant to Section 3.3(a), or subsequently advanced by ITT pursuant to Section 3.3(b), are established from time to time by Snapper, and presently provide for the scheduled repayment of principal, without interest unless such payments are past due. In order to induce ITT to purchase the Distributor Portfolio and to make additional Distributor Loans, Snapper agrees to pay ITT interest on that portion of the Distributor Loans which comprises the Proceeds Balance outstanding from time to time. The average outstanding principal amount of the Proceeds Balance shall, as to each month or portion thereof during the term of this Agreement, bear interest at a fluctuating rate per annum that shall vary depending upon the Prime Rate in effect from time to time, in accordance with the following schedule:


                 If the Prime Rate                 The rate per annum
                 shall be:                         shall be:
                 --------                          --------

                 less than 7%                      Prime Rate + 1.25%
                 7% - 7.4%                         Prime Rate + 1.00%
                 7.5% or greater                   Prime Rate + .75%

         Interest shall be computed on the basis of actual days elapsed and a year of 360 days even if the Prime Rate is based upon a 365-day year. Interest for each calendar month shall be due and payable to ITT by Snapper as of the first day of the next succeeding month and, at ITT's option, may be debited to Snapper's Loan Account Ledger.

         ITT shall, upon the request of Fuqua therefor made at any time when there does not then exist an event of Default, assign to Fuqua any Distributor Loan, and any Distributor Receivable and any collateral security for such Distributor Loan or Distributor Receivable, provided that any Proceeds Balance relating to such Distributor Loan or Distributor Receivable shall have been repaid by Snapper.

                 3.4 Inventory Purchase Obligations. Whenever ITT deems it necessary in its reasonable discretion to repossess or if it otherwise comes into possession of any Snapper Product, Snapper shall purchase such Snapper Product from ITT at the time of ITT's repossession or other acquisition or possession thereof in accordance with the following terms and conditions:

                          (a) Snapper shall purchase such Snapper Product, regardless of its condition, at the point where ITT repossesses it or where it otherwise comes into ITT's possession;

                          (b) The purchase price that Snapper shall pay to ITT for such Snapper Product will be, five (5) Business Days after invoice, due and payable immediately in full, and will be an amount equal to (i) the total unpaid balance (being principal and finance charges) owed to ITT with respect to such Snapper Product, and (ii) all costs and expenses (including, without limitation, reasonable attorney's fees) paid or incurred by ITT in connection with the repossession of such Snapper Product, and payment of such purchase price may be made by reducing the undisbursed portion of the Distributor Loans which Snapper is entitled to have disbursed; and

                          (c) Snapper shall not assert or obtain any interest in or to any Snapper Product acquired by it, until the purchase price therefor described in clause (b) above is paid in full.

                 3.5 Inventory Loans. All amounts payable by ITT hereunder shall be made by electronic funds transfers to Snapper's account pursuant to electronic funds transfer instructions to be delivered by Snapper to ITT. The parties intend that all indebtedness incurred hereunder shall be governed exclusively by the terms of this Agreement and the other Loan Documents, and shall not, unless requested by ITT, be evidenced by notes or other evidences of indebtedness. Any fees, charges or expenses charged to ITT by any bank for payments made by ITT at Snapper's request shall be payable by Snapper and charged as a debit to the Loan Account Ledger. All advances and other obligations of Snapper made hereunder shall constitute a single obligation.

                 3.6 Loan Account Ledger. ITT shall maintain a loan account ledger for Snapper (the "Loan Account Ledger"). The debit balance of the Snapper's Loan Account Ledger shall reflect from time to time the amount any outstanding Inventory Loans and the then current Proceeds Balance. Each month ITT shall render to Snapper a statement of account as of the last day of the preceding month, which statement shall, absent manifest errors or omissions, be considered correct and accepted by Snapper and conclusively binding upon Snapper unless Snapper notifies ITT to the contrary within 30 days from the date of receipt of said statement. The failure of ITT to provide a statement, however, shall not relieve Snapper of its obligations to pay any sums when due.

                 3.7 Annual Line Fee. Snapper agrees to pay ITT an annual line fee in connection with the Inventory Line of Credit and all Distributor Loans, payable in advance on the Effective Date, and on each anniversary thereof through the term of this Agreement, each in an amount equal to sixty-five hundredths of one percent (.65%) of $75,000,000. In the event that the Total Outstandings exceed $75,000,000 for not less than 46 days during the preceding twelve-month period, an additional annual line fee shall also be payable in arrears on the first anniversary of the initial Effective Date, and on each anniversary thereafter equal to the product of (a) the amount, if any, by which Total Outstandings on each day during the preceding twelve months exceeded $75,000,000 times (b) a daily rate of .0018056%, calculated on the basis of the actual number of days, and the actual amount by which, Total Outstandings exceeded $75,000,000. Once received by ITT, the annual line fee payable on the Effective Date shall not be refundable by ITT for any reason other than material default by ITT of its obligations hereunder. If following the occurrence of an Event of Default, ITT elects to terminate this Agreement prior to the Maturity Date, or if Fuqua elects to terminate this Agreement prior to the Maturity Date pursuant to Section 11.22 for any reason other than a material default by ITT of its obligations hereunder, Fuqua agrees that the following amounts shall be payable as agreed liquidated damages for the early termination of this Agreement:

         If such termination shall occur:          The amount payable shall be:
         --------------------------------          ----------------------------
         During the first year of this             75% of the annual line fee otherwise
         Agreement.                                payable for the second year of this
                                                   Agreement, plus 50% of the annual
                                                   line fee otherwise payable for the
                                                   third year of this Agreement.

         During the second year of this            the greater of (i) 75%, or (ii) the
         Agreement.                                actual percentage of the second year
                                                   which shall have elapsed at the time
                                                   of termination, in either case of the
                                                   annual line fee otherwise payable for
                                                   the second year of this Agreement,
                                                   plus 50% of the annual line fee
                                                   otherwise payable for the third year
                                                   of this Agreement.

         During the third year of this             the greater of (i) 50% or (ii) the
         Agreement.                                actual percentage of the third year
                                                   which shall have elapsed at the time
                                                   of termination, in either case of the
                                                   annual line fee otherwise payable for
                                                   the third year of this Agreement.

         Any line fees previously paid to ITT in respect of the second or third years of this Agreement in excess of the amounts provided above shall be refunded by ITT. To the extent that the amount of liquidated damages payable by Fuqua hereunder exceeds the amount of any refund due to Fuqua hereunder, Fuqua shall be entitled to pay only the net amount thereof.

                 3.8      Floorplan Guaranty.

                          (a) To induce ITT to acquire the Distributor Receivables, and to make additional Distributor Loans, and for other good and valuable consideration received, Fuqua, unconditionally and absolutely guaranties to ITT subject to the provisions of Section 10.6 the immediate payment of all current and future liabilities owed by the Distributors to ITT in connection with Distributor Loans when due, whether such liabilities are direct or indirect, absolute or contingent ("Liabilities"). Fuqua will pay ITT on demand the full amount of all sums owed by Distributors to ITT in respect of Distributor Loans, together with all costs and expenses (including, without limitation, reasonable attorneys' fees).

                          (b)     This guaranty will not be affected by any:
         (i) change in the manner, place or terms of payment or performance in any current or future agreement relating to the Distributor Loans between ITT and any Distributor; (ii) any change in any Distributor's financial condition; (iii) interruption of relations between any Distributor and ITT or Fuqua;

         (iv) claim or action by any Distributor against ITT; and/or (v) increases or decreases in any credit ITT may provide to any Distributor. Fuqua pay ITT even if ITT has not (A) notified Distributors that it is in default of the Liabilities, and/or that ITT has accelerated the payment of all or any part of the Liabilities, or
         (B) exercised any of ITT's rights or remedies against any Distributor, any other person or any current or future collateral. If any Distributor hereafter undergoes any change in its ownership, identity or organizational structure, this Guaranty will extend to all current and future obligations owed to ITT by such new or changed legal entity.

                          (c) Fuqua irrevocably waives: notice of ITT's acceptance of this guaranty, presentment, demand, protest, nonpayment, nonperformance, any right of contribution from other guarantors, dishonor, the amount of indebtedness of any Distributor outstanding at any time, the number and amount of advances made by ITT to Distributors in reliance on this guaranty; notice and hearing as to any prejudgment remedy; all other demands and notices required by law; all rights of offset and counterclaims against ITT or any Distributor; all notices or demands relating to, any collateral now or hereafter securing any Liabilities (including, without limitation, all rights, notices or demands directly or indirectly relating to the sale or other disposition of such collateral or the manner of such sale or other disposition).

                          (d) Fuqua has made an independent investigation of the financial condition of the Distributors and gives this guaranty based on that investigation and not upon any representation made by ITT. Fuqua has access to current and future Distributors financial information which enables it to remain continuously informed of Distributors' financial condition. This guaranty will survive any federal and/or state bankruptcy or insolvency action involving Distributors. Fuqua is Solvent and our execution of this guaranty will not make Fuqua insolvent. If ITT is required in any action involving any Distributor to return or rescind any payment made to or value received by ITT from or for the account of any Distributor, this guaranty will remain in full force and effect and will be automatically reinstated without any further action by ITT and notwithstanding any termination of this Guaranty or ITT's release of Fuqua. Any delay or failure by ITT, or ITT's successors or assigns, in exercising any of ITT's rights or remedies hereunder will not waive any such rights or remedies. Any oral or other amendment or waiver made or claimed to be made to this guaranty that is not evidenced by a written document signed by ITT's and Fuqua's authorized representatives will be null, void and have no force or effect whatsoever. This guaranty shall survive any termination of this Agreement, until all the Distributor Loans shall have been paid in full or have been reassigned to Fuqua.

                 3.9 Final Payment. On the Maturity Date, or upon demand for payment made pursuant to Section 10, Snapper shall pay to ITT (a) the then current Proceeds Balance, and all accrued and unpaid interest thereon, (b) the then outstanding principal balance of all Inventory Loans and accrued and unpaid interest thereon, and (c) accrued and unpaid line fees or other amounts payable hereunder. Thereafter, ITT shall assign, without recourse and without representation or warranty, other than as to ITT's title thereto not being transferred or encumbered by any act of ITT, the then outstanding Distributor Loans, Distributor Receivables, Parts Receivables, parts financing loans and all collateral security for any of the foregoing.

                 3.10 Interest Rate After Judgment. If judgment is entered against Snapper for sums due under any of the Obligations, as applicable, the amount of the judgment entered (which may include principal, interest, reasonable attorneys' fees and costs) shall bear interest at the Default Interest Rate as of the date of entry of the judgment.

                 3.11 Default Interest Rate. If an Event of Default occurs, and unless and until cured, ITT may, after the expiration of all applicable notice and cure periods and without prior notice or demand, raise the rate of interest accruing on the disbursed unpaid principal balance of any Loan by two percentage points (2%) above the rate of interest otherwise applicable for Inventory Loans or the Proceeds Balance, whether or not ITT elects to accelerate the unpaid principal balances as a result of the Event of Default (the "Default Interest Rate"). ITT shall promptly notify Snapper after imposing the Default Interest Rate permitted by this Section.

                 3.12 Collections. Collections of Snapper's Receivables shall be made in accordance with the provisions below:

                          (a)     Receipt and Credit for Collections.
         Simultaneously herewith, Snapper shall enter into a Lock Box Agreement with ITT and a bank (the "Bank") pursuant to which the Bank will be granted access to the post office box to which all Distributors shall be instructed to forward payments with respect to all Collateral. All checks, drafts, cash, notes, money orders, acceptances and other remittances (including proceeds of Inventory financing) in part or full payment with respect to the Collateral ("Collections") received through the Lock Box shall be retained by the Bank and processed in accordance with the Lock Box Agreement. All Collections received directly by Snapper shall immediately be sent or delivered by Snapper to the post office box that is part of the lock box arrangement. The Bank shall, without further inquiry and without regard to any instructions from Snapper, send all collections by electronic funds transfer to ITT at such account or accounts as ITT shall direct in the Lock Box Agreement, or otherwise in writing from time to time. Any fees or expenses charged to ITT by the Bank or any other bank for transfer of funds from Snapper's account shall be charged as accrued, as a debit to the Loan Account Ledger.

                          (b) Verification of Receivables. Upon and during the existence of any Event of Default, ITT may confirm and verify all Receivables in any reasonable manner. In such circumstance, Snapper shall assist ITT in confirmation and verification of the Receivables. If no Event of Default shall be in effect, ITT and Snapper shall in good faith coordinate the verification of all Receivables and Distributor Receivables. ITT may at any time after and during the continuance of an Event of Default, notify or require Snapper to notify, all of Snapper's Account Debtors or any of them to make payment directly to ITT to the extent not already provided by the Lock Box. ITT may enforce collection of, settle, compromise, extend or renew the indebtedness of any or all of Snapper's Account Debtors after the occurrence and during the continuance of an Event of Default.

                 3.13 Authority to Perform for Borrower - Lock Box. Snapper hereby appoints ITT as Snapper's attorney-in-fact in connection solely with enforcement of ITT's rights under the Lock Box Agreement, (i) to endorse the name of Snapper on any notes, acceptances, checks, drafts, money orders or other instruments for the payment of money or any security interest that may come into ITT's possession; (ii) after and during the continuance of an Event of Default to sign Snapper's name on any invoice or bill of lading relating to any of the Receivables, on drafts against Customers, and notices to Customers; and (iii) to receive, open and dispose of all mail addressed to Snapper and received at the lockbox established pursuant to Section 3.12(a) hereof. This power, because it is coupled with an interest, is irrevocable during the term of this Agreement. ITT is hereby authorized and empowered to accept the return of goods represented by any of the Receivables, without notice to or the consent of Snapper and without discharging or in any way affecting Snapper's liability hereunder. Except in case of its gross negligence or intentional misconduct, neither ITT nor its appointee shall be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law.

                 3.14 Other Authority to Perform for Snapper. Snapper also hereby appoints ITT as Snapper's attorney-in-fact, during the continuation of an Event of Default relating to the safety of the Collateral, or the perfection or priority of ITT's lien therein, in order to undertake and perform such actions in the name of Snapper as ITT shall reasonably deem necessary in order to protect the Collateral and ITT's security interest therein, including, without limitation, the filing of financing statements, providing for insurance coverage, and protecting the Collateral from loss, theft or damage. This power (as expressly limited herein), because it is coupled with interest is irrevocable during the term of this Agreement. Except in the case of its gross negligence or intentional misconduct, neither ITT nor its appointee shall be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law.

                 3.15 Trade Name License. In consideration of the agreements herein contained, Snapper hereby licenses to ITT the non-exclusive and non-transferable right to use its registered trade name "Snapper," and related registered logos described in Exhibit 3.15 (the "Marks"), in connection solely with the name "Snapper Finance Company." ITT may use such name solely in connection with its provision of wholesale inventory finance services to the Distributors, as described in Section 3.3. Snapper agrees that it shall not use, and shall not license or permit any third party to use, the trade name "Snapper" in connection with the word "Finance." This license shall automatically terminate upon the termination of this Agreement, provided, however that ITT may continue to use the "Snapper Finance Company" name in connection with administering, collecting or enforcing of any Distributor Loans outstanding on such termination date, until such loans are paid in full, or transferred to Snapper. ITT agrees that it will not contest or challenge Snapper's rights to the trade name "Snapper." ITT acknowledges Snapper's substantial investment of goodwill in the trade name "Snapper," and agrees that its use of the Marks in its wholesale inventory finance business shall be conducted consistent with the high standards used by ITT in connection with its own trademarks. Any reproduction or other use of the Marks shall be subject to Snapper's approval, not to be unreasonably withheld. Snapper will cooperate with ITT in registering ITT's use of such name in all appropriate jurisdictions, at ITT's expense. ITT will cooperate with Snapper in terminating such registrations upon the termination of this license, at Snapper's expense.

                 3.16 Parts Floorplan. Snapper presently provides open account financing to its Distributors for the purchase of parts pursuant to the Distributor Documents, and has requested that ITT acquire its portfolio of Accounts reflecting such sales of parts, and continue to provide such parts financing subsequently. Snapper has agreed to transfer such Accounts relating to parts (the "Parts Receivables"), and ITT has agreed to acquire the Parts Receivables, and to provide subsequent financing of parts for the Distributors, in accordance with the following terms and conditions (the parties further agree that the Parts Receivables and subsequent financing of parts shall not be considered Distributor Loans or Distributor Receivables for purposes of Section 3.3):

                 (a) Simultaneously with ITT's acquisition of the Distributor Receivables, Fuqua agrees to transfer, and ITT agrees to accept, the Parts Receivables. The purchase price for the Parts Receivables shall be the aggregate unpaid principal amount thereof, payable solely upon collection thereof by ITT. ITT agrees, when, and solely to the extent that, any principal or interest payment thereof shall be received by ITT from the Distributors, to apply such proceeds to repayment of the then outstanding Inventory Loans, or any then outstanding Proceeds Balance, as directed by Snapper.

                 (b) Following the Effective Date, ITT agrees to extend wholesale financing to Distributors for the purchase of parts pursuant to the Distributor Documents. To induce ITT to extend such financing, Snapper agrees that ITT's obligation to pay the proceeds of such loans to Snapper shall be conditioned upon, and shall only apply to the extent of, ITT's receipt of principal repayment for such parts financing loans from the Distributors. ITT further agrees that any interest payable thereon, to the extent received by ITT, shall also be payable to Snapper.

                 (c) Snapper and ITT agree that the Distributor shall be instructed to pay all amounts due and owing under the Distributor Loans, or pursuant to the financing of parts, to the same lock box provided in Section 3.12 for collection of the Distributor Loans. ITT and Snapper further agree that all amounts collected by ITT through such lock box shall be allocated as repayment of either the Distributor Loans or the parts financing program provided in this
         Section 3.16 in accordance with the remittance advice received with each payment, to the extent such advice is reasonably determinable, and reflective of payment made by such Distributor in the ordinary course of business; in all other cases, amounts received shall be allocated pro rata in accordance with the outstanding principal balance as of the last day of the immediately preceding month of (i) all Distributor Loans, and (ii) of all parts financings. The Company shall provide to ITT, as of the last day of each month, with an accounting of the outstanding principal balance of all outstanding parts financing.

                 (d) ITT agrees that it shall pursue all collection activities, including replevin and foreclosure actions, without preference or priority between efforts to collect and enforce the payment of Distributor Loans and the parts financing provided herein, provided, however, that in lieu of commencing such actions, if there shall then not be in effect an Event of Default, ITT shall assign to Snapper any defaulted parts financing and/or Distributor Loan to Snapper, and any collateral security therefor, provided that any Proceeds Balance relating thereto, if any, shall have been repaid by Snapper. Any parts repossessed by ITT pursuant to the Distributor Documents shall, at the election of Snapper, be returned to Snapper for disposition as Snapper shall determine. Snapper shall be entitled to receive all proceeds of any such sale of such parts, and ITT shall be entitled to receive all proceeds of all other Snapper inventory. ITT shall not be liable to Snapper for any deficiency owing on the parts financing program after allocation of such proceeds. ITT may deduct from any amounts so collected in respect of any parts financing, the pro rata portion of all costs of collection, including reasonable attorney's fees, expended in pursuing such collection and enforcement activities.

                 3.17 Billing Statements. Snapper agrees that it shall, in the name of Snapper Finance Company, issue billing statements, and render credit decisions regarding the wholesale financing of Parts purchase by the Distributors, and shall keep and maintain all records relating thereto in accordance with the same standards employed by Snapper prior to the date of this Agreement. Snapper hereby expressly acknowledges and agrees that ITT shall be under no obligation to maintain such records, or bill any amounts due and payable for such Parts financings. The Company further agrees, until otherwise requested by ITT, to also issue billing statements without charge in the name of Snapper Finance Company, with respect to all Distributor Loans, and to provide copies thereof, to ITT upon request. ITT and Snapper shall cooperate and use their best efforts to ensure that all billing statements and ITT's and Snapper's books and records reflecting amounts billed and owing in respect of Distributor Loans and Parts financings shall be accurate and consistent.

                 3.18 Relationship of Parties. As described in the introduction to this Agreement, Snapper is a division of Fuqua. Although this Agreement makes numerous references to certain obligations, liabilities, or indebtedness of Snapper, Fuqua acknowledges and agrees that, as owner of the Snapper division, it is liable for any obligation, liability or indebtedness of Snapper made or incurred hereunder, and that ITT has relied thereon in entering into this Agreement, subject, however, to Section 10.6 hereof. The foregoing statement shall not be construed, however, to expand the meaning hereunder of the term "Collateral" beyond the specific terms set forth in Section 5.1 relating to items used in or arising from the Business, nor shall any representation made herein specifically regarding Snapper or the Business be construed, as a result of this Section 3.18, to be a representation regarding Fuqua generally, or Fuqua's business operations. ITT hereby acknowledges and agrees that any and all obligations owed by ITT to Snapper hereunder are owed to Fuqua.

                 3.19 Management of Accounts. With respect to all matters affecting the inventory financing of any Distributor, including without limitation the size of any credit limit, payment terms, the release, settlement or compromise of any party liable for our Distributor Receivables, the release of any collateral thereunder, any amendment, modification or waiver of the terms of any financing program with such Distributor, and any and all termination and enforcement actions regarding any Distributor Receivable, Snapper and ITT agree that they shall first attempt to mutually agree as to all such issues. If Snapper or ITT are unable to so agree in good faith, then, at Snapper's election (if Snapper shall fail to so elect within 2 Business Days following notice to Snapper by ITT of their failure to mutually agree, Snapper shall be deemed to have elected option (a) below; provided, further, however, that if there is not then sufficient availability under Section 3.3 (c), then choice (b) shall be deemed elected), either:

                          (a) ITT shall assign the Distributor Receivables or Distributor Documents, and all collateral thereunder, to Snapper, provided that there shall then be no event of Default hereunder, and Snapper has repaid all outstanding Distributor Loans and the Proceeds Balance relating to such Distributor, or there is sufficient availability under Section 3.3 (c) hereof; or

                          (b) ITT shall have no further obligation to extend inventory financing to such Distributor, and may exclude the Distributor inventory and Eligible Dealer Accounts of such Distributor from the availability provisions of Section 3.3 (c) hereof; in this event, ITT may manage the inventory financing of such Distributor as it shall determine in its sole discretion. Fuqua's guaranty of such Distributor's obligations to ITT set forth in Section 3.8 shall, however, continue only as to obligations incurred prior to the date of Snapper's election.

         4.      BORROWING AND REPAYMENT PROCEDURES

                 4.1.     Borrowing Procedures.

                          (a) Inventory Loans and requests for Distributor Loan proceeds shall be requested in writing not less than one (1) Business Day prior to the requested borrowing or disbursement date (including telex or facsimile transmission with original to follow) specifying the borrowing or disbursement date, the amount requested, and whether the request is for an Inventory Loan or Distributor Loan proceeds (a "Request").

                          (b) Snapper further agrees to provide to ITT a current Availability Certificate simultaneously with each Request, and at the end of each month with respect to the Inventory Line of Credit, and in each case at such other times as ITT may request. Such Availability Certificate shall be executed and certified as accurate by such person or persons as Snapper designates in writing to ITT under the authority of duly adopted resolutions of Fuqua's Board of Directors.

                          (c) Snapper shall provide ITT with documentation satisfactory to ITT indicating the names of those employees of Snapper authorized by Snapper to sign Availability Certificates and Requests, and/or to authorize disbursement of proceeds by wire transfer or otherwise, and ITT shall be entitled to rely upon such documentation until notified in writing by Snapper of any change(s) in the names of persons so authorized.

                 4.2 Over Advances. ITT in its sole and absolute discretion may elect to permit Loans under the Inventory Line of Credit at any time to exceed the Inventory Credit Limit, to disburse Distributor Loan proceeds in excess of the then maximum Proceeds Balance, or to permit Total Outstandings to exceed the limits described in section 3.1, and no such event or occurrence shall cause or constitute a waiver by ITT of its right to demand payment of all or any part of the Inventory Loans or Proceeds Balance at any time within the terms of this Agreement or to refuse, in its sole and absolute discretion, to make further Over Advances. Any Over Advance shall be payable five (5) Business Days after demand therefor, unless otherwise specifically agreed to by ITT, and shall bear interest at the Default Interest Rate.

                 4.3 All Loans One Obligation. All Indebtedness and other Obligations of Snapper to ITT under the Loan Documents shall constitute one general obligation secured by the security interest granted in this Agreement, or any Loan Document, and by all other liens heretofore, nos, or at any time or times hereafter granted by Snapper. Snapper agrees that all of the rights of ITT set forth in this Agreement shall apply to any modification of or supplement to this Agreement, or Exhibits hereto, and the Loan Documents, unless otherwise agreed in writing.

                 4.4      Making of Payments: Application of Collections.

                          (a) Making of Payments. All payments hereunder by Snapper shall be made without set-off or counterclaim and shall be made to ITT in immediately available funds (except as ITT may otherwise consent) prior to 2:00 p.m., Atlanta time, on the date due at its office at 2859 Paces Ferry Road, Suite 920 (Zip: 30339), P.O. Box 105080, Atlanta, GA 30348-5080 or at such other place as may be designated by ITT to Snapper in writing. Any payments received after such time shall be deemed received on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or any fees.

                          (b)     Application of Collections. Snapper
         authorizes ITT, and ITT will, subject to the provisions of this Section, apply the whole or any part of any amounts received by ITT from collection, or from proceeds of any collateral against the principal and/or interest of any Obligation, whether or not then due, in such order of application as ITT may determine, unless such payments or proceeds are, in ITT's sole and absolute discretion, released to Snapper, provided, however, that no checks, drafts or other instruments received by ITT shall constitute final payment to ITT unless and until such item of payment has actually been collected. All items or amounts which are delivered to ITT by or on behalf of Snapper or any Account Debtor or other obligor on account of partial or full payment or otherwise as proceeds of any of the Collateral may from time to time in ITT's sole and absolute discretion be released to Snapper or may be applied by ITT towards such of the Obligations, whether or not then due, in such order of application as ITT may reasonably determine. Notwithstanding anything to the contrary herein, (i) all cash, checks, instruments and other items of payment, solely for purposes of determining the occurrence of any Event of Default, or under Section 3.2 or 3.3, whether there is availability for Inventory Loans or Distributor Loans proceeds, shall be applied against the Liabilities on the day of receipt thereof by ITT, and (ii) solely for purposes of interest calculation hereunder, all amounts received by ITT in cash or by federal wire transfer or ACH electronic transfer shall be applied against Liabilities on the day of receipt, and all amounts received in any other form shall be applied against Liabilities on the nest Business Day.

                 4.5 Operations. Snapper shall provide secure, separate office space, without additional charge, at its 535 Macon Road, McDonough, Georgia place of business reasonably sufficient for the Distributor Documents and three individuals, presently contemplated to conduct the business of ITT operating as Snapper Finance Company. ITT shall reimburse Snapper for its appropriate portion of telephone, telex, information processing, mailing or other out-of-pocket expenses incurred by Snapper as a result of such operations. Of the three individuals, Snapper agrees to provide the services of one full time employee, at Snapper's expense, to perform Distributor billing and related services. Anything in the foregoing to the contrary notwithstanding, Snapper acknowledges that the office space to be provided hereunder shall be ITT's to control, and that ITT shall have constant access thereto (subject to reasonable building security procedures), and that ITT shall control the access of all other parties to such space and the Distributor Documents, including Snapper. ITT may, at any time, elect to remove all or any portion of the Distributor Documents or other office records relating to ITT's inventory finance business. ITT shall provide the remaining employees, at ITT's expense, including the supervisor for the business conducted by Snapper Finance Company. Notwithstanding that Snapper's contributed employee shall remain an employee of Snapper, Snapper agrees that such employee may be supervised and directed in all work functions by ITT, and its supervisory personnel. ITT and Snapper agree that they shall reasonably consult with each other to determine the employees to be designated by them to manage such operation.

         5.      SECURITY FOR THE OBLIGATIONS

                 The repayment of the Obligations, and the full, complete and absolute performance by Snapper of each of the terms and conditions of the Loan Documents, as amended from time to time, shall be secured by the security interests, liens, assignments, guaranties and pledges described in this Section 5.

                 5.1 Grant of Security Interest. Fuqua collaterally assigns to ITT as security and for the benefit of ITT all of Fuqua's right, title and interest in and to, and grants to ITT for the benefit of ITT, a continuing security interest in and to all of the following tangible and intangible assets owned by Fuqua wherever located, whether now owned or hereafter acquired by Fuqua, together with all substitutions therefor, and all replacements and renewals thereof, and all accessions, additions, replacement parts, manuals, warranties and packaging relating thereto:

                          (a) Accounts arising out of the conduct of the Business;

                          (b) Chattel Paper arising out of the conduct of the Business;

                          (c) Documents arising out of the conduct of the Business;

                          (d)     Snapper Equipment;

                          (e) Fixtures located at any place of business set forth on Exhibit 7.21 hereof, or any other location which may, after the date hereof, become primarily used in the conduct of the Business;

                          (f) General Intangibles arising out of the conduct of, or used primarily as a part of, the Business;

                          (g) Goods held for sale or lease as a part of, or used and consumed in the conduct of, the Business;

                          (h) Instruments arising out of the conduct of the Business;

                          (i) Inventory held for sale or lease as a part of, or used and consumed in the conduct of, the Business;

                          (j) Receivables arising out of the conduct of the Business;

                          (k)     Parts;

                          (l) contract rights, including without limitation contracts with governmental bodies, contracts with Customers, contracts with suppliers, deposits, prepayments, plans, specifications, manuals, contracts with independent contractors, personal property leases, and purchase orders, in each case arising out of the conduct of the Business;

                          (m) leases, leasehold rights and leasehold improvements relating to the Business,

                          (n) all Records relating to or pertaining to any of the Collateral, including but not limited to, all client and customer lists, books and records, correspondence, files and other data, wherever located, useful in the continuing operation of the Business by Snapper;

                          (o) all of Snapper's rights as an unpaid vendor or lienor, including stoppage in transit, replevin or reclamation;

                          (p) all guarantees, mortgages on real or personal property, or other agreements or property relating to or acquired for the purpose of securing and enforcing any debt arising out of the conduct of the Business;


                          (q)     trade secrets and other proprietary
         information; trademarks, service marks and business names and the goodwill of the Business relating thereto, used primarily in the conduct of the Business; and

                          (r) copyrights (including, without limitation, copyrights for computer programs) and all tangible property embodying the copyrights, in each case used in the conduct of Business; unpatented inventions (whether or not patentable); patents and patent applications, in each case used in the conduct of the Business; license agreements relating to any of the foregoing and income from such license agreements; and the right to sue for all past, present and future infringements of the foregoing.

         Fuqua acknowledges and agrees that all of the types of assets listed above, to the extent located as of the date of this Agreement at any location set forth on Exhibit 7.21 hereof, are used in the conduct of the Business and comprise Collateral hereunder; provided, however, that none of the types of assets described above (other than books and records relating to the Business), to the extent located at 4900 Georgia Pacific Center, Atlanta, Georgia or to the extent consisting of stock or other securities held by Fuqua shall constitute Collateral hereunder and are specifically excluded from any lien and security interest in favor of ITT.

                 5.2 Proceeds and Products. ITT's security interests shall apply to the proceeds of the Collateral, including but not limited to proceeds of any insurance received or receivable with respect to any lost, stolen, damaged or destroyed items of Collateral. ITT's security interests shall also apply to the products of the Collateral.

                 5.3 Financing Statements. Fuqua shall execute and deliver to ITT for the benefit of ITT such financing statements, certificates of title and original documents as may be required by ITT with respect to ITT's security interests.

                 5.4 Patent and Trademark Assignment. Fuqua shall grant ITT a Collateral Patent and Trademark Assignment, in form and substance satisfactory to ITT, to secure the repayment of the Obligations and the full, complete and absolute performance by Snapper of each of the terms and conditions of the Loan Documents.

                 5.5 Future Advances. ITT's security interests shall secure all current and all future advances to Snapper made by ITT under the Loan Documents.

                 5.6 Mortgage. Fuqua shall, not more than thirty (30) days after the Effective Date, grant to ITT a first priority mortgage in the real property described in Exhibit 5.7 and shall provide, at Snapper's expense, a standard form ALTA lenders title insurance policy, bearing only standard exceptions, and otherwise in form and substance satisfactory to ITT. In connection therewith, Snapper shall cause ITT to receive, at Snapper's expense, a phase I environmental survey of such real property, in form and substance satisfactory to ITT.

                 5.7 Guaranties. Fuqua shall cause the Snapper Subsidiaries to execute and deliver collateralized guaranties of Fuqua's obligations hereunder secured by the assets described therein.

         6.      CONDITIONS PRECEDENT

                 All duties and obligations of ITT under the Loan Documents on the Effective Date, on each Funding Date and at all times during the term of this Agreement, are specifically subject to the full and continued satisfaction by Snapper of the conditions precedent set forth below.

                 6.1 Conditions Precedent for Initial Funding. The following conditions must be satisfied as of the initial Funding Date:

                          (a) ITT's Counsel. ITT's counsel must approve of all matters pertaining to (a) title to the Collateral; (b) the form, substance and due execution of all Loan Documents; (c) Fuqua's organizational documents; and (d) all other legal matters, including the application of any laws relating to usury.

                          (b) Material Change. There must not have been any material adverse change, between December 31, 1991 and the Funding Date, in the condition of Fuqua, the condition of the Business, the value and condition of the Collateral, the structure of Fuqua and Snapper other than as contemplated herein, or in the financial information, audits and the like obtained by ITT.

                          (c) Perfected Liens. Snapper shall provide evidence that ITT has a perfected first priority lien and security interest in the Collateral, subject only to the Excepted Liens.

                          (d) Insurance. Snapper shall provide ITT with certificates of insurance evidencing that Snapper has obtained the insurance as required in Section 8.1.2.

                          (e) Laws. Snapper and its Subsidiaries shall be in compliance with all applicable laws and governmental regulations, including, but not limited to, all requirements of the Environmental Protection Agency and similar state agencies having jurisdiction, the failure to comply with which would have a material adverse effect on Snapper, its Subsidiaries or the Business, except for any violation of law disclosed in the Environmental Report.

                          (f) Other Loan Documents. Executed originals of all other Loan Documents, in form and substance satisfactory to ITT, shall be delivered to ITT.

                          (g) Availability Certificate. Snapper shall have delivered to ITT an initial Availability Certificate.

                          (h) Articles of Incorporation. A certified copy of Fuqua's Articles of Incorporation and Bylaws.

                          (i) Certificate of Good Standing. A certificate of good standing (or other similar certificate) for Fuqua, from the appropriate governmental authority of the state of Delaware and other jurisdictions in which Snapper does business dated not earlier than 30 days prior to the Effective Date.

                          (j) Opinion of Borrower's Counsel. A written opinion to ITT from counsel for Fuqua dated the Effective Date, and addressed to and for the benefit of ITT, in form and substance satisfactory to ITT.

                          (k) Retirement of Debt. In connection with Snapper's contemplated repayment of the indebtedness of Snapper (i) a pay-off letter from Barclays Business Credit, Inc. setting forth the amount to be paid to completely repay all such indebtedness, and acknowledging or making satisfactory arrangements for the termination of any and all security interests held by such creditor in the assets of Snapper upon receipt of such amount, and (ii) UCC-3 termination statements executed by such lender and appropriate for filing relating to the financing statements perfecting the security interest of such lender, shall be available for filing upon such lender's receipt of such pay-off amount.

                 6.2 Conditions Precedent For All Fundings. The following conditions must be satisfied as of each Funding Date, including the initial Funding Date:

                          (a)     Each of Fuqua's representations and
         warranties provided herein shall be true and correct in all material respects, as of each such Funding Date (or, if any such representation or warranty is limited to a specific date, as of such specific date). In connection therewith, Fuqua agrees that both Snapper's Request for, and acceptance of, any Inventory Loans or Proceeds Balance hereunder shall be deemed to constitute Fuqua's representation and warranty that the representations and warranties set forth in this Agreement are true, correct, and restated as of the dates of such request, and such acceptance (or, if any such representation or warranty is limited to a specific date, as of such specific date).

                          (b)     There shall not have occurred and be
         continuing any Event of Default, or any other event or occurrence which, with the passage of time, or notice, or both, would be an Event of Default.

                          (c) With respect to any Requests, the amount requested for such Funding Date, if any, together with the then current Total Outstandings, shall not exceed the then maximum amount available for Inventory Loans or Proceeds Balance, as applicable, described in Sections 3.2 and 3.3.

                 6.3 Required Documents. Before this Agreement is executed by ITT, Fuqua shall have delivered to ITT (or, if acceptable to ITT, shall have made available to ITT) the following:

                          (a) A certificate by a provider of financing statement searches acceptable to ITT of all financing statements of public record that pertain to the Collateral.

                          (b) A certificate by Fuqua acceptable to ITT as to the absence of any judgments, tax liens, bankruptcy filings, or reorganization or arrangement proceedings of public record against Snapper.

                          (c) Such other documents, submissions, insurance policies and other matters as reasonably requested by ITT relating to the results of ITT's due diligence or Fuqua's representations made hereunder.

                          (d) Snapper's certification of compliance with all of the terms and conditions in the Loan Documents to be supplied at such closing.

                          (e)     A certified copy of the Articles of
         Incorporation, By-Laws and the resolutions of the directors of Snapper authorizing the transactions contemplated by this Agreement.

                          (f) A certificate of incumbency for the officers and directors of Snapper.

         7.      REPRESENTATIONS AND WARRANTIES

                 To induce ITT to enter into this Agreement, Fuqua makes the representations and warranties set forth below, all of which shall remain true in all material respects during the term of the Revolving Line of Credit. Fuqua acknowledges ITT's justifiable right to rely upon the representations and warranties set forth below.

                 7.1 Financial Statements. Fuqua's audited consolidated financial statements as at December 31, 1991 and Snapper's unaudited consolidated financial statement as at June 30, 1992, copies of which have been previously submitted to ITT, have been prepared in conformity with GAAP and present fairly the financial condition of Fuqua and its consolidated Subsidiaries as at such dates and the results of their operations for the periods then ended, subject (in the case of the June 30, 1992 financial statements) to year-end audit adjustments and omission of footnotes.

                 7.2 Non-Existence of Defaults. As of the date hereof, neither Fuqua nor any of its Subsidiaries is in default with respect to any material amount of its existing Indebtedness. The making and performance of this Agreement and the Loan Documents, will not immediately, or with the passage of time, the giving of notice, or both: (a) violate the provisions of the bylaws or any other corporate document of Fuqua; (b) violate any laws: (c) result in a material default under any contract, agreement, or instrument to which Fuqua is a party or by which Fuqua or its properties are bound; or (d) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the Collateral of Snapper except in favor of ITT.

                 7.3 Litigation. Set forth on Exhibit 7.3 is a list of all material actions, suits, investigations or proceedings pending or, in the knowledge of Fuqua, threatened against Fuqua or any of its Snapper Subsidiaries, as of the date hereof in which there is a reasonable probability of an adverse decision which would materially and adversely affect Fuqua, the Business, the Collateral, or the conditions, financial or otherwise, of Fuqua.

                 7.4 Material Adverse Changes. As of the date hereof Fuqua does not know of or expect any material adverse change in the Business, or in Fuqua's assets, liabilities, properties, or condition, financial or otherwise, including changes in Snapper's financial condition from June 30, 1992 through the Effective Date.

                 7.5 Title to Collateral. Fuqua has good and marketable title to all of the Collateral, free and clear of any and all liens, claims and encumbrances, other than the Excepted Liens.

                 7.6 Corporate Status. Fuqua is a duly organized Delaware corporation, in good standing, with perpetual corporate existence. Fuqua and its Subsidiaries have the corporate power and authority to own their properties and to transact the Business in which it is engaged and presently proposes to engage. The Business is transacted through an operating division, other than the Snapper Subsidiaries operating as Distributors. The Snapper Subsidiaries are each duly qualified as a foreign corporation and in good standing in all states where the nature of its Business or the ownership or use of its property requires such qualification, and where failure to so qualify would have a material adverse effect on its Business, operations or financial condition. Each of the Snapper Subsidiaries is a corporation duly organized and validly existing under the laws of its respective jurisdiction of formation.

                 7.7 Subsidiaries. Exhibit 7.7 hereto lists the Snapper Subsidiaries and all Fuqua's other directly and indirectly held Subsidiaries used in the Business as of the Effective Date. All such Snapper Subsidiaries presently operate as Distributors on the date hereof.

                 7.8 Corporate Power and Authority. Fuqua has the corporate power to borrow and to execute, deliver and carry out the terms and provisions of the Loan Documents. Fuqua has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents and the borrowing thereunder (including, but not limited to, the obtaining of any consent of shareholders required by law or by Snapper's Articles of Incorporation or Bylaws).

                 7.9 Place of Business. As of the date hereof Fuqua's chief executive office is at 4900 Georgia Pacific Center, Atlanta, Georgia 30303, and the primary place of business and chief executive office of Snapper is at 535 Macon Road, McDonough, GA 30253. With the exception of certain Snapper owned tools and dies permitted by Snapper to be used by certain of Snapper's suppliers, the Collateral is maintained as of the date hereof solely at the locations listed in Exhibit 7.21, and all assets used in the Business are in such locations.

                 7.10 Place Where Records Maintained. As of the date hereof Snapper's Records concerning the Collateral are kept at the chief executive office of Snapper referenced above, or will be kept at such other place that Snapper or Fuqua informs ITT of in advance of relocation.

                 7.11 Validity, Binding Nature and Enforceability of the Loan Documents. The Loan Documents executed by Fuqua are the valid and binding obligations of Fuqua and are enforceable against Fuqua in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

                 7.12 Taxes. As of the date hereof, Fuqua has (a) filed all federal and all material state and local tax returns and other reports that it is required by law to file prior to the Effective Date, (b) paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the Effective Date, the failure of which to pay would have a material adverse effect on the Business, except those contested in good faith and in accordance with accepted procedures, and for which adequate reserves have been established in accordance with GAAP, and (c) made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. Except as set forth in Exhibit 7.12, Fuqua has no knowledge of any deficiency or additional assessment in a material amount in connection with any taxes, assessments or charges.

                 7.13 Compliance with Laws. As of the date hereof, Fuqua has complied, and shall cause each Snapper Subsidiary to comply, in all material respects with all applicable laws, including any Environmental Laws and any zoning laws, the failure of which to comply with would have a material adverse effect on Snapper individually, or Fuqua and its Subsidiaries on a consolidated basis.

                 7.14 Consents. As of the date hereof, Snapper has duly obtained all material consents, permits, licenses, approvals or authorization of, or effected the filing, registration or qualification with, any governmental entity which is required to be obtained or effected by Snapper or Fuqua in connection with the Business or the execution and delivery of this Agreement and the other Loan Documents the failure of which to obtain or effect would have a material adverse effect on Snapper, individually, or on Fuqua and its Subsidiaries, on a consolidated basis.

                 7.15 Purpose. The proceeds of all Inventory Loans and disbursements of Distributor Loans shall be used by Snapper solely for (a) capital expenditures and the working capital needs of Snapper; (b) to repay the net working capital advanced to Snapper by Fuqua since September 30, 1991; and
(c) to retire certain indebtedness relating to said division owed to Barclays Business Credit, Inc.

                 7.16 Condition of the Business. All material assets used in the conduct of the Business are in good operating condition and repair and are fully usable in the ordinary course thereof, reasonable wear and tear excepted.

                 7.17 Labor Contracts. As of the date hereof, neither Fuqua, nor any Snapper Subsidiary is a party to or bound by any collective bargaining agreements, nor are there any petitions to certify a collective bargaining organization or notices of intention to organize pursuant to the National Labor Relations Act, other than as described in Exhibit 7.17.

                 7.18 Capital. All issued shares and all outstanding shares in the Snapper Subsidiaries as reflected in Fuqua's financial statements are validly issued pursuant to proper authorization of board of directors of such Subsidiary, fully paid, and nonassessable.

                 7.19     ERISA. As of the date hereof, except as set forth on
Exhibit 7.19, neither Fuqua, nor any Snapper Subsidiary has any employee benefit plans covered by Title IV of ERISA and no qualified or nonqualified retirement plans or deferred compensation plans.

                 7.20 Patents and Trademarks. As of the date hereof Fuqua owns no registered patents, trademarks or service marks, and has no pending registration applications with respect to patents, trademarks or service marks, in either case relating to the Business, other than those listed on the attached Exhibit 7.20.

                 7.21 Location of Collateral. Exhibit 7.21 describes the locations where any of the Collateral is located or stored as of the date hereof.

                 7.22 Real Property. As of the date hereof, neither Fuqua nor any Snapper Subsidiary own or lease any real property used in the Business, except as set forth on Exhibit 7.22 attached hereto.

                 7.23 Distributor Receivables. With respect to each Distributor Receivable being acquired from Snapper by ITT, Snapper warrants and represents to ITT that, except as may be disclosed to ITT from time to time (including in any aging report delivered to ITT), to the best of Snapper's knowledge: (a) such Account is genuine, in all respects what it purports to be and is not evidenced by a judgment or promissory note or similar instrument or agreement which is not being specifically endorsed to the order of ITT; (b) it represents undisputed bona fide transactions completed in accordance with the terms and conditions contained in the invoices and purchase orders relating thereto, nor is Snapper in default thereunder; (c) the goods sold (or services rendered) which resulted in the creation of such Account have been delivered or rendered to and accepted by the Distributor; (d) the amounts shown on the respective Availability Certificates, Snapper's books and records and all invoices and statements delivered to ITT with respect thereto are absolutely owing to Snapper and are not contingent for any reason, other than by reason of the return of goods, the sale of which resulted in the creation of the Distributor Receivable, in accordance with Snapper's return policy and as may be required under applicable statute; (e) no payments have been or will be made thereon except payments turned over to ITT; (f) there are no set-offs, counterclaims or disputes existing or asserted with respect thereto and Snapper has not made any agreement with any Distributor for any deduction or discount of the sum payable thereunder except regular discounts and credits allowed by Snapper in the ordinary course of its business not in excess of $50,000 per Distributor; (g) there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount thereof as shown on the respective Availability Certificates, Snapper's books and records and the invoices and statements delivered to ITT with respect thereto; (h) the goods sold or transferred or the services furnished giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of ITT, and except for liens which are subordinate to the lien of ITT either by law or pursuant to subordination or intercreditor agreements entered into in the ordinary course of business;
(i) there are no proceedings or actions known to Snapper which are threatened or pending against any obligor thereon which might result in any material adverse change in its financial condition; and (j) the related Distributor is not in material default of its obligations relating thereto.

         8.      BORROWER'S COVENANTS.

                 Fuqua covenants and agrees, during the term of the this Agreement and while any Obligations are outstanding and unpaid, to perform all the acts and promises required by the Loan Documents and all the acts and promises set forth below.


                 8.1 Payment and Performance. Fuqua shall pay and perform all Obligations in full when and as due under the terms of the Loan Documents.

                 8.2      Insurance.

                          (a) Type of Insurance. Fuqua shall at all times cause the Business and the Collateral to be insured by reputable insurers of reasonable financial soundness and having an A. M. Best rating of A or better, with such policies, against such risks (including, but not limited to, products liability) and in such amounts as are appropriate for reasonably prudent businesses in Snapper's industry and of Snapper's size and financial strength.

                          (b) Requirements as to Insurance Policies. The policies of insurance which Snapper is required to carry pursuant to the provisions of Section 8.2(a) shall comply with the requirements listed below:

                                  (i)      Each such policy shall provide that
                 it may not be cancelled or allowed to lapse at the end of a policy period without at least 30 days' prior written notice to ITT;

                                  (ii)     Each liability and hazard insurance
                 policy shall name ITT as an additional insured; and

                                  (iii)    Each insurance policy required under
                 Section 8.2(a) shall contain a standard lender's loss payable clause in favor of ITT. Such insurance policies shall also contain lender's loss payable endorsements satisfactory to ITT providing, among other things, that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of Fuqua which might otherwise result in forfeiture of such insurance;

                          (c) Collection of Claims. Snapper agrees that it shall promptly advise ITT of any insured casualty in excess of $100,000 and, if such loss represents the destruction of any Collateral which causes an Over-Advance, Snapper agrees that ITT may direct all insurance proceeds therefrom to be paid directly to ITT, and hereby appoints ITT its attorney-in-fact for such purpose.

                          (d) Blanket Policies. Any insurance required by this Section 8.2 may be supplied by means of a blanket or umbrella insurance policy.

                          (e) Delivery of Policies or Certificates of Insurance. Fuqua shall deliver to ITT certificates of insurance issued by insurers to evidence that the insurance maintained by Snapper complies with the requirements of this Section 8.2.

                 8.3 Collection of Receivables: Sale of Inventory. Snapper shall collect its Receivables and sell its Inventory only in the ordinary course of business, unless written permission to the contrary is obtained from ITT.

                 8.4 Notice of Litigation and Proceedings. Fuqua shall give prompt notice to ITT of (a) any litigation or proceeding (including fines and penalties of any public authority) in which it, or any of the Snapper Subsidiaries is a party in which there is a reasonable probability of an adverse decision which would require it or any of the Snapper Subsidiaries to pay more than $500,000, or deliver assets the value of which exceeds $500,000, whether or not the claim is considered to be covered by insurance; (b) any class action litigation against it, regardless of size; and (c) the institution of any other suit or proceeding that might materially and adversely affect its or any of its Snapper Subsidiary's operations, financial condition, property or the Business.

                 8.5 Payment of Indebtedness to Third Persons. Snapper shall, and shall cause each Snapper Subsidiary to, pay, when due, all Indebtedness due third persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor in accordance with GAAP being set aside by Snapper or such Snapper Subsidiary.

                 8.6 Notice of Change of Business Location. Snapper shall notify ITT 30 days in advance of: (a) any change in or discontinuation of the location of the Collateral, Fuqua's or Snapper's principal place of business, or any of the Snapper Subsidiaries' existing offices or places of business, (b) the establishment of any new places of business relating to the Business, and
(c) any change in or addition to the locations where Snapper's Inventory or Records are kept.

                 8.7 Pension Plans. Fuqua shall, and shall cause each Subsidiary to, (a) fund all of its defined benefit or defined contribution pension plans, if any, in accordance with, and in amounts not less than that required by, the minimum funding standards of Section 302 of ERISA, as amended,
(b) make available for inspection and copying by ITT, all audit reports and Forms 5500, filed with the United States Department of Labor or the Internal Revenue Service with respect to all such plans promptly after filing, and any other related information as may be reasonably requested from time to time by ITT, and (c) promptly advise ITT of the occurrence of any reportable event or non-exempt prohibited transaction (as defined in ERISA) with respect to any such plan.

                 8.8 Payment of Taxes. Fuqua shall, and shall cause each Snapper Subsidiary to, pay or cause to be paid when and as due, all taxes, assessments and charges or levies imposed upon it or on any of its property or that it is required to withhold and pay over to the taxing authority or that it must pay on its income, the failure of which to pay would have a material adverse effect on Snapper individually, or on Fuqua on a consolidated basis, except where contested in good faith by appropriate proceedings with adequate reserves therefor, as determined in accordance with GAAP, having been set aside by Fuqua or such Snapper Subsidiary. Fuqua shall, however, and shall cause each Snapper Subsidiary to, pay or cause to be paid all such taxes, assessments, charges or levies immediately whenever foreclosure of any lien that attaches on the Collateral or the Real Property appears imminent.

                 8.9 Further Assurances. Snapper and Fuqua agree to, execute such other and further documents, including, without limitation, confirmatory deeds, deeds of trust, promissory notes, security agreements, financing statements, continuation statements, certificates of title, and the like as may from time to time in the reasonable opinion of ITT be necessary to perfect, confirm, establish, reestablish, continue, or complete the security interests, collateral assignments and liens in the Collateral, and the purposes and intentions of this Agreement.

                 8.10 Advancements. If Snapper and/or Fuqua fail to (i) perform any of the affirmative covenants contained in Section 8.1, (ii) protect or preserve the Collateral or (iii) protect or preserve the status and priority of the liens and security interest of ITT in the Collateral, ITT may make advances to perform those obligations. All sums so advanced shall immediately upon advancement become secured by the security interests created by this Agreement and shall be subject to the terms and provisions of this Agreement and all of the Loan Documents. ITT may add all sums so advanced, plus any expenses or costs incurred by ITT, including reasonable attorney's fees, as outstanding Inventory Loans, or the Proceeds Balance, as ITT may designate in its sole discretion, and they shall bear interest at the applicable rate. Snapper shall repay within 5 Business Days after demand therefor all sums so advanced on its behalf, with interest as described in the previous sentence, that result in an Over-Advance. Subject to the provisions of Section 10.5, the provisions of this Subsection shall not be construed to prevent the institution of rights and remedies of ITT upon the occurrence of an Event of Default. Any provisions in this Agreement to the contrary notwithstanding, the authorizations contained in this Subsection shall impose no duty or obligation on ITT to perform any action or make any advancement on behalf of Snapper and are for the sole benefit and protection of ITT.

                 8.11 Maintenance of Status. Fuqua shall take all necessary steps to (i) preserve its existence as a corporation, (ii) preserve Snapper's and the Snapper Subsidiaries' franchises and permits the loss of which would have a material adverse effect on the Business, and (iii) comply with all present and future material agreements to which Snapper's, or any of the Snapper Subsidiaries, is subject. Snapper shall not change the nature of the Business during the term of this Agreement.

                 8.12 Financial Statements; Reporting Requirement; Certification as to Events of Defaults. During the term of this Agreement, Fuqua shall furnish two copies of the following to ITT:


                          (a) within thirty (30) days of each month, the Fuqua Industries monthly financial package, consisting of financial operating results summary, together with consolidated and consolidating operating summaries for Fuqua, each of its Subsidiaries and Snapper for the month and year to date then ended, subject to year-end audit adjustments, and certified by the Chief Financial Officer of Fuqua to have been prepared in accordance with GAAP and to accurately reflect the financial condition of Fuqua;

                          (b) within 90 days of each fiscal year, annual financial statements for Fuqua and its consolidated Subsidiaries as of the end of such fiscal year, consisting of a consolidated balance sheet, consolidated statement of operations, consolidated statements of cash flows and consolidated statement of stockholder's equity, in comparative form, in each case in the form prepared for inclusion in Fuqua's Form 10-K to be filed with the Securities and Exchange Commission in respect of such fiscal year. The statements and balance sheet shall be audited by Ernst and Young or another independent firm of certified public accountants selected by Fuqua and acceptable to ITT , and certified by that firm of certified public accountants to have been prepared in accordance with GAAP. The certified public accountants shall render an unqualified opinion as to such statements and balance sheets; provided, however, if the opinion is qualified, the accountants shall provide a precise and full explanation of the reasons for any such qualification together with all papers upon which any such qualification is based. ITT shall have the absolute and irrevocable right, from time to time, to discuss the affairs of Snapper directly with the independent certified public accountant after prior notice to Snapper and the reasonable opportunity of Snapper to be present at any such discussions;

                          (c) within 45 days after the close of each fiscal quarter beginning with the fiscal quarter ending December 31, 1992, a certificate of the President, Chief Financial Officer, or Director of Taxes of Fuqua or Snapper stating that he has revised the provisions of the Loan Documents and that a review of the activities of Snapper and Fuqua during such quarter has been made by or under his supervision with a view to determining whether Snapper and Fuqua have observed and performed all of Snapper's or Fuqua's (as the case may be) obligations under the Loan

              Documents, and that, to the best of his knowledge, information and belief, Snapper and Fuqua have observed and performed each and every undertaking contained in the Loan Documents and is not at the time in default in the observance or performance of any of the terms and conditions thereof or, if Snapper and/or Fuqua shall be so in default, specifying all of such defaults and events of which he may have knowledge;

                          (d)  by January 31st of each fiscal year, an
              operating plan for such fiscal year prepared for each month, including projected income statements, balance sheets, cash flow budgets, and capital expenditure budgets for each month supported by a narrative describing the assumptions upon which the plan is based:

                          (e) promptly upon receipt thereof, copies of all final reports and final management letters submitted to Fuqua or any of the Snapper Subsidiaries by independent accountants in connection with any annual or interim audit of the books of Fuqua or such Subsidiaries made by such accountants;

                          (f) copies of any and all reports, filings and other documentation delivered to the Securities and Exchange Commission, and/or Fuqua's shareholders promptly after the delivery thereof.

                          (g)  any other statements, reports and other
              information as ITT may reasonably request concerning the financial condition of Snapper.

                 8.13  Notice of Existence of Default.  Fuqua shall, and shall
cause its Snapper Subsidiaries to, promptly notify ITT of:   (i) the existence
of any known condition or event, which is or which will be with notice or the passage of time or both an Event of Default of (ii) the actual or threatened termination, suspension, lapse or relinquishment of any material license, authorization, permit or other right granted Snapper or for Snapper's benefit and used in the Business, or granted to any of its Snapper Subsidiaries or for any such Subsidiaries' benefit, by any governmental agency material to the Business.

                 8.14 Compliance with Laws. Fuqua shall, and shall cause its Snapper Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders the noncompliance with which would have a material adverse effect on Snapper individually, or on Fuqua and its Subsidiaries on a consolidated basis.

                 8.15 Maintenance of Collateral. Fuqua shall maintain the Collateral and every part thereof in good condition and repair. Fuqua shall not permit the value of the Collateral to be materially impaired. Fuqua shall defend the Collateral against all claims and legal proceedings by persons other than ITT. Fuqua shall not transfer the Collateral from the premises where now located (other than Inventory sold in the ordinary course of business and other Collateral transferred in the ordinary course of business), or permit the Collateral to become a fixture or accession (unless so affixed on the Effective
Date) to any goods which are not items of Collateral, without the prior written approval of ITT. Fuqua shall not permit the Collateral to be used in violation of any applicable law, regulations, or policy of insurance. As to Collateral consisting of instruments and chattel paper, Fuqua shall preserve rights in it against prior parties.

                 8.16 Collateral Records and Statements. Snapper shall keep such accurate and complete books and records pertaining to the Collateral in such detail and form as ITT reasonably requires, including, but not limited to: schedules of inventory; original orders; invoices; shipping documents; floorplan billing settlements and receivables; sold receivables; market and inventory listing containing model, serial number, location and parts inventory by location. Monthly or at such other times as ITT may reasonably require, Snapper shall furnish to ITT a statement, certified by Snapper, showing the current status and value of the Inventory. Snapper shall also provide ITT with weekly sales reports in form and detail reasonably satisfactory to ITT. The statements shall be in the form and shall contain the information as is prescribed by ITT. Other reporting shall be available upon request by ITT, including, but not be limited to, inventory reporting showing the cost (determined on a "first-in, first-out" basis) and market value thereof, and accounts payable agings in such form as ITT reasonably requires.

                 8.17  Inspection of Collateral.  ITT may examine the
Collateral at any time, and from time to time.   ITT shall have full access to,
and the right to audit, inspect and make abstracts and copies from Snapper's and Fuqua's books and records pertaining to the Collateral, wherever located, at any time during reasonable business hours, and from time to time. Snapper and Fuqua shall assist ITT in so doing.

                 8.18 Change of Name, Etc. Fuqua shall not change its, or the Business' name, or begin to trade under any assumed names or trade names in connection with the Business without thirty (30) days' prior written notice to ITT, other than the trade name "Blackhawk," of which ITT is hereby given notice may be applied to certain Snapper Products. Fuqua shall not change Snapper's organization as a division, or transfer the Business to any other division or entity, without the prior written consent of ITT.

                 8.19 Sale or Transfer of Assets. Except in the ordinary course of business, and except as consented to in writing by ITT, Fuqua shall not sell, transfer, lease (including sale-leaseback) or otherwise dispose of all or any material part of the assets of the Business, including to other divisions, units or Subsidiaries of Fuqua, except that Fuqua may sell Snapper's Ft. Worth, Texas facility, and the stock of any Snapper Subsidiary; any Snapper Subsidiary may sell all or substantially all of its assets, provided that the net cash proceeds received from such sale are delivered to ITT for application to the Obligations; and Snapper may sell or otherwise dispose of other Collateral having an aggregate book value of not more than $500,000 in any fiscal year or aggregate fair market value of not more than $250,000 in any fiscal year. This provision shall not apply to any sale if the proceeds of such sale pay the Obligations in full.

                 8.20 Encumbrance of Assets. Fuqua shall not mortgage, pledge, grant or permit to exist a security interest in or lien upon any of the Collateral, now owned or hereafter acquired except for the Excepted Liens.

                 8.21 Acquisitions of Stocks of Third Person. Fuqua shall not enter into any agreement, commitment letter or letter of intent to acquire any equity interest or stocks in another business whose assets or operations are intended to be combined or consolidated, on an operational basis, with the Business.

                 8.22 False Certificates or Documents. Fuqua shall not, and shall not permit any Subsidiary to, furnish ITT with any certificate or other document that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

                 8.23 Transactions with Affiliates. Without the prior written consent of ITT, which shall not be unreasonably withheld, Snapper shall not enter into any contracts, leases, sales or other transactions relating to the Business with any division or Affiliate on terms less favorable than could be obtained generally by Snapper from a nonaffiliate if such contract, lease, sale or other transaction, individually or in the aggregate, would have a material adverse effect on the Collateral or on the Business, other than with respect to sales to European Affiliates which sales may not be on terms more favorable than the sales to any Distributor in such countries.

                 8.24 Net Income. Fuqua shall not cause Snapper to transfer, contribute or otherwise relinquish control and possession of more than 70% of each fiscal year's Net Income (as hereafter defined) to any other division or group within Fuqua, or to any Subsidiary or Affiliate of Fuqua. The 30% of Net Income required to be retained by Snapper will be applied solely (a) as working capital for the operations of Snapper, (b) to acquire capital assets to be used in the Business and which will become a part of the Collateral, (c) to be held in bank accounts segregated from any other account of Fuqua, or (d) to be used to pay all or any portion of the Obligations. As used herein, "Net Income" shall mean the net income of Snapper, determined in accordance with GAAP as if Snapper were a corporation distinct from Fuqua, after payment or provision for payment of intercompany charges imposed on Snapper by Fuqua for taxes, insurance and other expenses incurred by Fuqua on behalf of Snapper in the ordinary course of business, and of a type consistent with expenses charged to Fuqua's Subsidiaries generally, but excluding any net gains or losses from the sale or disposition of capital assets, or other extraordinary or nonrecurring charges or items of income.

                 8.25 Loan. Fuqua shall not permit any Snapper Subsidiary to, make any loan to any Person, except for loans in anticipation of reasonable and normally reimbursable business expenses, trade credit extended in the ordinary course of Business and loans to employees in a principal amount not to exceed $300,000 at any one time outstanding. In no event shall Fuqua extend, or permit any Subsidiary to extend, any loan to Intermark, Inc. or any of its subsidiaries in a principal amount in excess of $32,000,000 at any one time outstanding.

                 8.26  Financial Covenants.

                       (a) Tangible Net Worth. Fuqua shall at all times maintain a Tangible Net Worth of at least $165,000,000.

                       (b) Debt to Tangible Net Worth. Fuqua shall at all times maintain a ratio of debt to Tangible Net Worth of not more than one and one-tenth to one (1.1:1.0). (1.5:1.0) effective for August per Brent Layton.

                          "Tangible Net Worth" means the net book value of
assets less liabilities, plus Subordinated Debt in accordance with GAAP, excluding from such assets all Intangibles and excluding Fuqua's investment in Qualex, Inc. calculated in accordance with the net equity method of accounting.

                          "Intangibles" means and includes (without
duplication) general intangibles (as that term is defined in the Uniform Commercial Code), advances and accounts receivable due from officers, directors, employees and stockholders, licenses, goodwill, prepaid expenses, income tax receivables, covenants not to compete, franchise fees, organizational costs, research and development costs, and such similar items as may from time to time be determined in the reasonable discretion of ITT (including leasehold improvements net of depreciation and deposits to the extent such items are material and separately identified in Fuqua's audited financial statements).

                          "Subordinated Debt" means the Indebtedness of Fuqua
under (a) the 9-1/2% Subordinated Debentures due August 1, 1998, issued pursuant to that certain Indenture dated as of August 1, 1973, between Fuqua and Chemical Bank, as Trustee; (b) the 6-1/2% Convertible Subordinated Debentures due August 4, 2002, issued pursuant to that certain Indenture, dated as of August 1, 1987, between Fuqua and Chemical Bank, as Trustee; (c) the 9-7/8% Senior Subordinated Debentures due March 15, 1997, issued pursuant to that certain Indenture, dated as of March 15, 1977, between Fuqua and The Chase Manhattan Bank (National Association), as Trustee; (d) the 10% Subordinated Debentures due October 1, 1999, issued pursuant to that certain Indenture, dated as of October 1, 1974 between National Industries, Inc. and First National City Bank, as Trustee; (e) the 6% Senior Subordinated Swiss Bank Bond due March 6, 1996, issued pursuant to that certain Prospectus, dated February 19, 1986 relative to Fuqua's issuance of Swiss Bank bonds in the authorized aggregate principal amount of $100,000,000; and (f) other Indebtedness subordinated to the Obligations pursuant to subordination terms reasonably acceptable to ITT. Except as may otherwise be provided above, for purposes of these financial covenant calculations, assets and current assets shall reflect appropriate deductions for depreciation, depletions, obsolescence, amortization, valuation, or other reserves according to GAAP.

                 8.27 ERISA Compliance. Neither Fuqua nor any member of the Controlled Group nor any Plan of any of them will:

                                  (a) engage in any "prohibited transaction"
                 (as such term is defined in Section 406 or Section 2003 (a) of ERISA) which is not subject to a legal exemption:

                                  (b) incur any "accumulated funding
                 deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived;

                                  (c) terminate any Pension Plan in a manner
                 which could result in the imposition of a Lien on any property of Snapper or any member of the Controlled Group pursuant to
                 Section 4068 of ERISA; or

                                  (d) violate state or federal securities laws
                 applicable to any Plan.

                 8.28 Fiscal Year. Fuqua shall not, and shall not permit any Snapper Subsidiary to, change its fiscal year-end without sixty days prior written notice to ITT.

9.       EVENTS OF DEFAULT

         The following shall constitute Events of Default and shall entitle ITT to exercise the rights and remedies under Section 10 and under the other Loan Documents.

                 9.1 Failure to Pay. Snapper shall fail to pay any sum of money owed to ITT in connection with the Obligations, whether principal, interest, penalty, fee, charge or assessment, as provided in the Loan Documents, within five (5) Business Days when due.

                 9.2 Failure of Warranty or Representation to be True. Any representation or warranty provided by Fuqua in the Loan Documents shall fail to be materially true when made and such default, if capable of cure, continues for thirty (30) calendar days after notice of such default to Fuqua from ITT, or, if such failure is capable of cure but not within thirty (30) days, such longer period of time (but in no event to exceed an additional sixty (60) days) upon request as may be required to effect such cure provided that Fuqua shall diligently with its best efforts work to achieve such cure throughout such period.

                 9.3 Violation of Covenants. Snapper shall violate any covenant provided in Section 8 and such default, if capable of cure, continues for thirty (30) calendar days after notice of such default to Fuqua from ITT, or, if such failure is capable of cure but not within thirty (30) days, such longer period of time (but in no event to exceed an additional sixty (60) days) upon request as may be required to effect such cure provided that Fuqua shall diligently with its best efforts work to achieve such cure throughout such period.

                 9.4 Default Under Loan Documents. Snapper or any of its Subsidiaries shall breach any of the terms, covenants or conditions set forth in the Loan Documents and such default, if capable of cure, continues for thirty (30) calendar days after notice of such default to Fuqua from ITT, or, if such failure is capable of cure but not within thirty (30) days, such longer period of time (but in no event to exceed an additional sixty (60) days) upon request as may be required to effect such cure provided that Fuqua shall diligently with its best efforts work to achieve such cure throughout such period. It is expressly understood and agreed that a breach or default by Snapper or any of its Subsidiaries under any of the Loan Documents shall be a breach or default by Snapper under all of the Loan Documents.

                 9.5 False Statements. Any financial statement, representation, warranty or certificate made or furnished by Fuqua to ITT in connection with the Agreement, or as an inducement to enter into this Agreement, or in any separate statement or document to bs delivered to ITT, shall be materially false or incomplete when made.

                 9.6 Judgements. Fuqua shall suffer uninsured final judgments for payment of money aggregating in excess of $2,000,000 and shall not discharge the same with in a period of thirty (30) days unless execution has been effectively stayed, whether by appeal, the posting of a bond, or otherwise.

                 9.7 Cross Default. Fuqua or any Subsidiary shall breach, after the expiration of any applicable grace or cure periods, any of the terms of any agreement, loan, guarantee or other transaction relating to Indebtedness for money borrowed in a principal amount in excess of $2,000,000 if the payment or the maturity of such Indebtedness for borrowed money is accelerated in consequence of such breach and such Indebtedness is not reinstated within thirty (30) calendar days after notice of such default to Fuqua from ITT, or, if such failure is capable of cure but not within thirty (30) days, such longer period of time (but in no event to exceed an additional sixty (60) days) upon request as may be required to effect such cure provided that Fuqua shall diligently with its best efforts work to achieve such cure throughout such period.

                 9.8 Involuntary Bankruptcy. A decree or order shall be entered for relief by a court having jurisdiction against or with respect to Fuqua in an involuntary case (or the failure of any such case to be dismissed within sixty (60) days of its commencement) under the federal bankruptcy laws or any state insolvency or similar laws requiring (a) the liquidation of Fuqua,
(b) a reorganization of Fuqua or the Business, or (c) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for Fuqua or any of the properties of Fuqua.

                 9.9 Voluntary Bankruptcy. Fuqua shall (a) commence a voluntary case under the federal bankruptcy laws or any state insolvency or similar laws; (b) consent to the appointment for taking possession by a receiver, liquidator, assignee, custodian, trustee or similar official for Fuqua of any of its property; (c) make any assignment for the benefit of creditors; or (d) fail generally to pay its debts as they become due, either as to the amount of such debts or the number of such debts.

                 9.10 ERISA. Fuqua or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $2,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA: or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(3) of ERISA), having aggregate benefit commitments or vested liabilities in excess of assets by an amount in excess of $2,000,000 shall be filed under Title IV of ERISA by Fuqua, any member of the Controlled Group, any plan administrator or any combination of the foregoing, or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans and such default, if capable of cure, continues for thirty (30) calendar days after notice of such default to Fuqua from ITT, or, if such failure is capable of cure but not within thirty (30) days, such longer period of time (but in no event to exceed an additional sixty (60) days) upon request as may be required to effect such cure provided that Fuqua shall diligently with its best efforts work to achieve such cure throughout such period.

         10.     REMEDIES

                 10.1 ITT's Specific Rights and Remedies. In addition to all other rights and remedies provided by applicable laws and the Loan Documents, on the happening of any Event of Default, subject to the provisions of Section 10.5, ITT may do any or all of the foregoing:

                          (a) accelerate and call due the unpaid principal balance of all outstanding Inventory Loans, and demand the immediate repayment of the then current Proceeds Balance, and all accrued interest and other sums due thereunder;

                          (b) impose the Default Interest Rate provided in this Agreement in place of all interest otherwise payable hereunder;

                          (c) refuse to advance further sums under the Inventory Line of Credit, and refuse to pay any further disbursements of Distributor Loan proceeds;

                          (d)     foreclose all or any of the security
         interests or liens created by, and exercise all other rights and remedies created under, any of the Loan Documents;

                          (e) file suit against Fuqua on any of the Loan Documents;

                          (f) seek specific performance or injunctive relief to enforce performance of the undertaking, duties and agreements provided in the Loan Documents, whether or not a remedy exists at law or is adequate;

                          (g) exercise any rights of a secured creditor under the Uniform Commercial Code as set forth in the Missouri Revised Statutes, as amended, or under any other applicable laws, including the right to take possession of the Collateral without the use of judicial process, the right to require Fuqua to assemble the Collateral at such place or places as ITT may specify from time to time, and the right to sell the Collateral at public or private sale or otherwise realize upon it. Fuqua authorizes ITT to enter the premises of Snapper, or any other premises where the Collateral may be located and which are controlled by Fuqua, for the purpose of removing, assembling, or taking possession of the Collateral without liability for trespass or any other right of action (unless arising out of ITT's negligence or intentional misconduct) by reason of ITT's taking possession of the Collateral. After deduction of the fees and expenses described in Section 10.3, ITT may apply the proceeds of disposition of the Collateral in such order and to such parts of the Obligations as it elects; and

                          (h)     terminate this Agreement.


                 10.2 Automatic Acceleration. Upon the occurrence of an Event of Default described in Section 9.8 or 9.9, all Inventory Loans and the current Proceeds Balance shall be automatically accelerated and due and payable and the Default Interest Rate provided for in this Agreement shall automatically apply as of the date of the first occurrence of such Event of Default, without any notice, demand or action of any type on the part of ITT (including any action evidencing the acceleration or imposition of the Default Rate of Interest). The fact that ITT has, prior to the filing of the voluntary or involuntary petition under the United States Bankruptcy Code acted in a manner that is inconsistent with the acceleration and imposition of the default rate of interest provided for in this Agreement shall not constitute a waiver of this Section 10.2 or estop ITT from asserting or enforcing its rights.

                 10.3 Collection Costs. If suit or action is instituted to enforce any of the terms of this Agreement or any other Loan Documents the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorneys' fees at trial or on appeal of such suit or action, in addition to all other sums provided by law. Fuqua shall immediately reimburse ITT for any reasonable costs or expenses, including reasonable attorneys' fees, paralegal fees, and allocated costs of ITT's in-house counsel, incurred by ITT as a result of the occurrence of an Event of Default, even if the Event of Default is subsequently cured and even though no suit or action is commenced.

                 10.4 Remedies Cumulative. The rights and remedies provided in this Agreement and in the other Loan Documents or otherwise under applicable laws shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

                 10.5 Obligations of Borrower Hereunder Unconditional. The payment and performance of the obligations under this Agreement and under the other Loan Documents shall be the absolute and unconditional obligation of Fuqua and shall be independent of any defense or any rights of setoff, recoupment or counterclaim which Fuqua might otherwise have against ITT. Fuqua shall pay during the term of this Agreement the payments of principal and interest to be made hereunder and all other payments required under the Loan Documents, free of any deductions and without abatement, diminution or setoff.

                 10.6 Agreement Regarding Certain Remedies. Notwithstanding anything to the contrary contained in the Agreement or any of the other Loan Documents, if ITT shall obtain any judgment against Fuqua on account of any of the Obligations, ITT shall not levy or execute such judgment upon any asset of Fuqua not included in the Business prior to the earliest of (i) 540 days after the date on which ITT first makes demand for possession of the Collateral following the occurrence of an Event of Default, (ii) 365 days after the date on which ITT has received possession of all or substantially all the Collateral following the occurrence of an Event of Default, and (iii) the date on which ITT has, with respect to all or substantially all the Collateral, either completed the sale thereof or, with respect to either the real property described in Section 5.7, or other items of Collateral which ITT, in the exercise of reasonable business judgement deems uncollectible without undue cost or expense, and abandons to Fuqua; and provided, however, that the foregoing should not be construed to prohibit ITT in any say from (a) seeking adequate protection or relief from the automatic stay in any bankruptcy case of
Fuqua: (b) filing a proof of claim in any such bankruptcy case; (c) asserting entitlement to any proceeds derived from any sale or disposition of the Collateral in any sheriff's sale, bankruptcy sale, receivership sale or other court-ordered sale thereof; (d) enforcing other rights ITT may have as the holder of a judgment lien, vis-a-vis any other creditor of Fuqua or, upon any dissolution or liquidation of Fuqua, vis-a-vis any shareholder of Fuqua, or (e) enforcing any other right or remedy against Snapper or the Collateral, or enforcing any injunctive remedy against Fuqua.

         11. MISCELLANEOUS TEEMS

                 11.1 Amendment, Changes and Modifications. The Loan Documents may be amended, changed or modified only as may be agreed upon in writing by Fuqua and ITT from time to time. Snapper shall pay all costs and expenses, including legal fees, in connection with any amendment, modification or extension of this Agreement or the Loan Documents.

                 11.2 Binding Effect. The Loan Documents shall be binding upon the parties, their successors and assigns. Fuqua's rights and benefits under the Loan Documents may not be assigned with out ITT 's prior written consent, which consent may be granted or withheld in ITT 's sole and absolute discretion.

                 11.3 Broker Fee. Neither party is obligated to pay any premium or other charge, brokerage fee or commission in connection with the agreements set forth herein. Each party shall indemnify the other and hold it harmless from any such claim arising out of such party's acts or those of its representatives.

                 11.4 Entire Agreement. The Loan Documents embody the entire agreement of the parties relating to the Lines of Credit. There are no promises, terms, conditions, obligations or warranties other than those contained in the Loan Documents. The Loan Documents supersede all prior communications, representations or agreements, verbal or written, between the parties relating to the Lines of Credit.

                 11.5 Governing Law. The validity, meaning, enforceability and effect of the Loan Documents and the rights and liabilities of the Parties shall be determined in accordance with the laws of Missouri. All parties acknowledge and hereby stipulate for the purpose of any future proceedings that the Loan Documents and all subsequent writings or documents relating or pertaining thereto are to be considered for all purposes, including but not limited to choice of law determinations, to have been executed and delivered by all parties within the actual geographic boundaries of Missouri, even if such loan documents were, in fact, executed and delivered elsewhere.

                 11.6 Headings. The Headings to the sections of this Agreement are included only for the convenience of the parties and shall not have the effect of defining, diminishing or enlarging the rights of the parties or affecting the construction or interpretation of any portion of this Agreement.

                 11.7 Conflict with Loan Documents. This Agreement controls in the event of any conflict with the terms of the Loan Documents.

                 11.8 Interpretation. For the purpose of construing this Agreement, unless the context otherwise requires, words in the singular shall be deemed to include words in the plural, and vice versa.

                 11.9 Notices. Any notice under the Loan Documents, shall be in writing. Any notice to be given or document to be delivered under the Loan Documents shall be deemed to have been duly given upon delivery, if delivered in person or by any expedited delivery service which provides proof of delivery, upon tested telex or facsimile transmission, or on the fifth Business Day after mailing, if mailed by certified mail, return receipt requested, postage prepaid mail, addressed to ITT or Snapper at the appropriate addresses. The addresses for notices are those set forth below or such other addresses as may be hereafter specified by written notice by the parties:

to ITT:                                   ITT Commercial Finance Corp.
                                          8251 Maryland Avenue
                                          Clayton, MO 63105
                                          Attention: General Counsel
                                          Facsimile No.:(314) 863-7936

to Snapper and Fuqua:                     Snapper
                                          535 Macon Road
                                          McDonough, GA 30253
                                          Attention: Jimmie W. Jones
                                          Facsimile No.: (404) 954-2786

                                          Fuqua Industries, Inc.
                                          4900 Georgia Pacific Center
                                          Atlanta, Georgia 30303
                                          Attention: Frederick B. Beilstein, III
                                          Facsimile No.: (404) 524-4713

                                          Troutman Sanders
                                          600 Peachtree Street, N.E.
                                          Suite 5200
                                          Atlanta, Georgia 30308-2216
                                          Attention: Hazen H. Dempster, Esq.
                                          Facsimile No.: (404) 885-3947

                 11.11 Notice of Disposition. Written notice, when required by law, sent to the address of Snapper and Fuqua in Section 11.12, at least 10 calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice.

                 11.12 No Third Party Beneficiary Rights and Reliance. No person not a party to this Agreement shall have any benefit under this Agreement nor have third-party beneficiary rights as a result of any of the Loan Documents, nor shall any party be entitled to rely on any actions or inactions of ITT or its agents, all of which are done for the sole benefit and protection of ITT.

                 11.13 Payment of Fees. Any fees, costs or expenses of any type that ITT is entitled to receive from Fuqua pursuant to the terms of the Loan Documents may be charged against the Inventory Line of Credit, or as a disbursement of Distributor Loan proceeds, as accrued, as a debit to the Loan Account Ledger.

                 11.14 Protection or Preservation of Collateral. ITT has no contractual duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. ITT shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral regardless of the cause unless caused by its gross negligence or intentional misconduct.

                 11.15 Relationship of the Parties. Neither ITT on the one hand nor Fuqua or Snapper on the other hand shall be deemed a partner, joint venturer or related entity of the other by reason of the Loan Documents.

                 11.16 Reversal of Payments. To the extent that Snapper or Fuqua makes a payment or payments to ITT, which payment or payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, the Inventory Line of Credit or Proceeds Balance intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by ITT.

                 11.17 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision never had been included in this Agreement.

                 11.18 Usury. It is the intention of Fuqua and ITT to comply with applicable usury laws. Therefore, notwithstanding any provision to the contrary in this Agreement or in any other Loan Document, neither this Agreement or any other Loan Document shall require the payment or permit the collection of interest in excess of the maximum amount permitted by law. If compliance with this Agreement or any other Loan Document would result in a violation of applicable usury law, the amount of the payment obligation imposed by this Agreement or any other Loan Document shall be reduced to the maximum amount permitted by law. If ITT receives any payment of interest, or receives any payment or transfer that is deemed to be interest by applicable law, in an amount that exceeds applicable law, the amount in excess of the limit imposed by law shall be applied to reduce the principal amount owing under this Agreement or the other Loan Document. If the amount received in excess of the limit imposed by law exceeds the unpaid principal balance due to ITT under this Agreement, the excess amount shall be refunded to Fuqua.

                 11.19 Waivers. ITT may at any time or from time to time waive all or any rights under any of the Loan Documents, but any waiver or indulgence at any time or from time to time shall not constitute, unless specifically so expressed by ITT in writing, a future waiver by ITT of performance by Snapper or Fuqua.

                 11.20 Survival. The grant of security in Section 5 to secure, among other Obligations, the recourse provisions under Section 3.8 and all provisions relating to the Collateral shall survive termination of this Agreement and shall remain in full force and effect until all Obligations have been paid in full and this Agreement has been terminated.

                 11.21 Participation; Assignments; Information. ITT may, without the consent of Fuqua, grant participations in, at any time and from time to time hereafter, its interest in this Agreement or any Loan Document, or of any portion thereof; provided that (a) ITT's obligations under this Agreement (including, without limitation, its obligations to make Inventory Loans and to purchase Distributor Receivables) shall remain unchanged; (b) ITT shall remain solely responsible to Fuqua and Snapper for the performance of such Obligations; (c) Fuqua and Snapper shall continue to deal solely and directly with ITT in connection with ITT's rights and Obligations under this Agreement; and (d) such participant's right to agree or to restrict ITT's ability to agree to the modification, waiver, release of any of the terms of this Agreement or the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which ITT may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (x) the reduction of the principal of, or rate or amount of interest on, the Obligations subject to such participation (other than by payment or prepayment); (y) the postponement of any date fixed for any payment of principal of, or interest on, the Obligations subject to such participation except with respect to the modification of the provisions relating to prepayments of the Obligations); and (z) the release of any guarantor of the Obligations or all or a substantial portion of the Collateral, except to the extent Fuqua and/or Snapper are entitled to the release of such Collateral in accordance with the terms of this Agreement and the Loan Documents. ITT may not, without the prior written consent of Fuqua, sell, transfer or assign all or any portion of its interest, in this Agreement or any Loan Document in any manner that transfers ITT's duties and obligations hereunder. ITT may furnish any information concerning Fuqua in the possession of ITT from time to time to its participants and permitted assignees (including prospective assignees and participants) and may furnish information in response to credit inquiries consistent with general business practice provided that such participant, permitted assignee or prospective participant or assignee first agrees to be bound by the terms of section 11.24 hereof. ITT shall promptly notify Fuqua of its grant of any participation in this Agreement or any Loan Document. Fuqua agrees that any participant may apply any collateral or asset of Fuqua in such participant's possession, upon the occurrence of an Event of Default, to payment of the Obligations, as though such participant were a lender directly under this Agreement. Fuqua further agrees that representatives of any Snapper participant or permitted assignee may, at their own expense, take part in any audits, inspections or other reviews of Snapper's assets which ITT performs from time to time pursuant to this Agreement. In no event may Fuqua assign its rights or interests hereunder without the prior written consent of ITT.

                 11.22 Renewal of Agreement. The initial term of this Agreement shall be for three (3) years, and shall be subject to automatic one
(1) year renewal periods thereafter unless at least 180 days prior to any Maturity Date, either party hereto shall have addressed the other in writing of its intention not to renew this Agreement. Fuqua may terminate this Agreement at any time; provided, however, that (a) Fuqua gives ITT not less than 90 days notice of its intent to seek to repay the Obligations in full and terminate the Agreement; (b) Fuqua gives ITT at least 10 Business Days notice of the date of such repayment and termination; and (c) no such termination shall become effective until the Obligations have been paid in full.

                 11.23 Indemnification.

                          (a) Fuqua hereby agrees to indemnify and hold ITT and its officers, directors, employees and agents harmless from and against any and all losses, costs, claims, expenses (including reasonable attorneys fees) and other charges arising from any act or omission of Fuqua or Snapper performed in the conduct of its business (including the financing of Distributors prior to the Effective Date, and all Parts financing) and the transactions herein contemplated, other than those costs, claims, expenses and charges arising solely from the gross negligence or willful misconduct of such indemnified parties.

                          (b) ITT hereby agrees to indemnify and hold Fuqua and its officers, directors, employees and agents harmless from and against any and all losses, costs, claims, expenses (including reasonable attorneys fees) and other charges arising from any act or omission of ITT performed in the conduct of its business, and the transactions herein contemplated, other than those costs, claims, expenses and charges arising solely from the gross negligence or willful misconduct of such indemnified parties.

                 11.24 Confidentiality. ITT agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their usual procedures for handling confidential information of this nature and in accordance with safe and sound lending practices, any non-public information supplied to it by Fuqua or Snapper pursuant to this Agreement or the Loan Documents, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process; (b) to counsel, accountants or other professional consultants to ITT having a need to know; (c) to any participant or permitted assignee (or prospective participant or permitted assignee) so long as such participant or permitted assignee (or prospective participant or permitted assignee) agrees to keep such non-public information confidential to the same extent as provided in this Section 11.24 with respect to ITT; or (d) if such information becomes publicly disclosed by other than by a breach of this Section 11.24.

         12. BINDING ARBITRATION. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any Collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between ITT and Fuqua; and/or (c) any other relationship, transaction or dealing between ITT and Fuqua (collectively the "Disputes"), will be subject to and resolved by binding arbitration.

                 12.1  All arbitration hereunder will be pursuant to either:
(a) the Code of Procedure in effect from time to time ("Code") of the National Arbitration Forum ("NAF"), currently located at 2124 Dupont Avenue South, Minneapolis, Minnesota 55405; or (b) the Commercial Arbitration Rules ("Rules") in effect from time to time of the American Arbitration Association ("AAA"), currently located at 140 West 51st Street, New York, New York 10020-1203. The party first filing any claim for arbitration shall designate which arbitration procedures are to be applied for all Disputes between Fuqua and ITT, although if either the NAF or AAA is dissolved, the procedures of the remaining arbitration body must be used. A copy of the Code, Rules and any fee schedule of the NAF or AAA may be obtained by contacting the NAF or AAA, as applicable. The parties agree that all arbitrators selected shall be attorneys. The arbitrator(s) will decide if any inconsistency exists between the Code, or Rules, as applicable, and the arbitration provisions contained herein. If any such inconsistency exists, the arbitration provisions contained herein will control and supersede the Code, or Rules, as applicable. The site of all arbitration participatory hearings will be in the Division of the Federal Judicial District of ITT's branch office closest to Fuqua. All procedural issues will be governed by the Federal Arbitration Act ("FAA"). This Agreement concerns transactions involving commerce among the several states. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) or director of arbitration pursuant to the terms of this Agreement may be entered as a judgment or order and enforced by either party in any state or federal court having competent jurisdiction.

                 12.2 Nothing herein will be construed to prevent ITT's or Fuqua's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive ITT's or Fuqua's right to compel arbitration of any Dispute. If either Fuqua or ITT brings any other action for judicial relief with respect to any Dispute, the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either Fuqua or ITT brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action.

                 12.3 Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two
(2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding with respect to such Dispute. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (i) to Fuqua at Fuqua's principal place of business specified above; and (ii) to ITT at 8251 Maryland Avenue, Clayton, Missouri 63105, Attention: General Counsel, or such other address as the parties may specify from time to time in writing. No arbitration hereunder will include, by consolidation, joinder or otherwise, any third party, unless such third party agrees to arbitrate pursuant to the arbitration provisions contained herein and the Code, or Rules, as applicable.

         13. WAIVER OF JURY TRIAL; JURISDICTION AND VENUE. FUQUA AND ITT EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THE OBLIGATIONS OR ANY OF THE LOAN DOCUMENTS. FUQUA AND ITT EACH CONSENT TO THE VENUE AND JURISDICTION OF ANY COURT, STATE OR FEDERAL LOCATED IN MISSOURI. FUQUA AND ITT EACH AGREE THAT ANY ACTION, PROCEEDING, OR OTHER MATTER ARISING DIRECTLY OR INDIRECTLY UNDER THIS AGREEMENT MAY BE BROUGHT BY THE OTHER IN ITS SOLE DISCRETION IN ANY SUCH COURT AS HEREIN CONSENTED. FUQUA AND ITT EACH CONSENT AND AGREE THAT ANY SERVICES OF PROCESS MAY BE MADE UPON IT WHEREVER IT CAN BE LOCATED OR BY CERTIFIED MAIL DIRECTED TO IT AT THE ADDRESS SET FORTH IN THIS AGREEMENT. THIS PROVISION IS PERMISSIVE, NOT MANDATORY, AND FUQUA AND ITT EACH RESERVE THE RIGHT TO BRING ANY ACTION, PROCEEDING OR OTHER MATTER ARISING DIRECTLY OR INDIRECTLY HEREUNDER AGAINST THE OTHER OR THE COLLATERAL WHEREVER EITHER OF SUCH PARTIES OR THE COLLATERAL MIGHT BE FOUND OR MIGHT OTHERWISE BE SUBJECT TO JURISDICTION.

                 THIS IS A LEGALLY BINDING CONTRACT. ALL PARTIES HAVE BEEN REPRESENTED BY COUNSEL IN NEGOTIATION OF THE TERMS HEREOF AND HAVE BEEN ADVISED BY COUNSEL OF THE LEGAL EFFECTS OF SIGNING IT.

                 This Agreement is executed by the parties on the dates indicated by their names below for the convenience of the parties, but it is to be effective on and from the Effective Date.

                 IN WITNESS WHEREOF, the parties have, by their duly authorized officers, executed this Agreement as of the Effective Date.

ITT COMMERCIAL FINANCE CORP.       FUQUA INDUSTRIES, INC.

By:  /s/ Jerry W. Britton          By:  /s/ Frederick B. Beilstein, III
     -----------------------            -----------------------------------

Print Name: Jerry W. Britton       Print Name: Frederick B. Beilstein, III
            ----------------                   ----------------------------

Title: Division President          Title: Senior Vice President
       ---------------------              ---------------------------------